Exhibit 10.1

Portions of this Exhibit 10.1 have been omitted based upon a request for confidential treatment. This Exhibit 10.1, including the non-public information, has been filed separately with the Securities and Exchange Commission. “[*]” designates portions of this document that have been redacted pursuant to the request for confidential treatment filed with the Securities and Exchange Commission.

GUARANTEE AND COLLATERAL AGREEMENT

made by

KAR HOLDINGS II, LLC,

and

KAR HOLDINGS, INC.

and certain of its Subsidiaries

in favor of

BEAR STEARNS CORPORATE LENDING INC.

Administrative Agent

Dated as of April 20, 2007

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6.9.	NSULC Shares	26

SECTION 7. THE ADMINISTRATIVE AGENT		27
7.1.	Administrative Agent’s Appointment as Attorney-in-Fact, etc.	27
7.2.	Duty of Administrative Agent	28
7.3.	Financing Statements	29
7.4.	Authority, Immunities and Indemnities of Administrative Agent	29

SECTION 8. MISCELLANEOUS		29
8.1.	Amendments in Writing	29
8.2.	Notices	29
8.3.	No Waiver by Course of Conduct; Cumulative Remedies	29
8.4.	Enforcement Expenses; Indemnification	30
8.5.	Successors and Assigns	30
8.6.	Set-Off	30
8.7.	Counterparts	31
8.8.	Severability	31
8.9.	Section Headings	31
8.10.	Integration	31
8.11.	GOVERNING LAW	31
8.12.	Submission To Jurisdiction; Waivers	31
8.13.	Acknowledgements	32
8.14.	Additional Grantors	32
8.15.	Releases	32
8.16.	WAIVER OF JURY TRIAL	33
8.17.	Effectiveness of Obligations	33

SCHEDULES

Schedule 1	Notice Addresses
Schedule 2	Investment Property
Schedule 3	Jurisdictions of Organization and Chief Executive Offices
Schedule 4	Filings and Other Actions required for Perfection
Schedule 5	Inventory and Equipment Locations
Schedule 6	Intellectual Property
Schedule 7	Commercial Tort Claims

ANNEXES

Annex I	Form of Assumption Agreement
Annex II	Form of Acknowledgement and Consent
Annex III	Form of Intellectual Property Security Agreement

ii

This GUARANTEE AND COLLATERAL AGREEMENT, dated as of April 20, 2007, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the “Grantors”, and each individually, a “Grantor”), in favor of Bear Stearns Corporate Lending Inc., as administrative agent (in such capacity, the “Administrative Agent”) for the banks, financial institutions and other entities (the “Lenders”) from time to time party as Lenders to the Credit Agreement and the other Secured Parties, dated as of even date herewith (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among KAR Holdings, Inc., a Delaware corporation (the “Borrower”), KAR Holdings II, LLC, a Delaware limited liability company (“Holdings”), the several banks, financial institutions and other entities from time to time parties to the Credit Agreement, Bear, Stearns & Co. Inc. and UBS Securities LLC, as joint lead arrangers, UBS Securities LLC, as syndication agent, Goldman Sachs Credit Partners L.P. and Deutsche Bank Securities Inc., as co-documentation agents, Bear, Stearns & Co. Inc., UBS Securities LLC and Goldman Sachs Credit Partners L.P., as joint bookrunners and the Administrative Agent.

RECITALS

A. Pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein and certain Qualified Counterparties have agreed to enter into certain Specified Hedge Agreements;

B. The Borrower is a member of an affiliated group of companies that includes each other Grantor;

C. The proceeds of the extensions of credit under the Credit Agreement and the entering into of the Specified Hedge Agreements will be used in part to enable the Borrower to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;

D. The Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and

E. It is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement and of the Qualified Counterparties to enter into the Specified Hedge Agreements that the Grantors shall have executed and delivered this Agreement to the Administrative Agent for the benefit of the Secured Parties.

NOW, THEREFORE, in consideration of the premises and to induce the Agents and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor hereby agrees with the Administrative Agent, for the benefit of the Secured Parties, as follows:

SECTION 1. DEFINED TERMS

1.1. Definitions.

(a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in the New York UCC (and if defined in more than one Article of the New York UCC, shall have the meaning given in Article 8 or 9 thereof): Accounts, Certificated Security, Chattel Paper,

Commercial Tort Claims, Commodity Accounts, Documents, Electronic Chattel Paper, Equipment, Farm Products, Fixtures, General Intangibles, Goods, Instruments, Inventory, Letter-of-Credit Rights, Money, Negotiable Documents, Securities Accounts, Securities Entitlements, Supporting Obligations, Tangible Chattel Paper and Uncertificated Securities.

(b) The following terms shall have the following meanings:

“Agreement”: this Guarantee and Collateral Agreement.

“Borrower”: as defined in the preamble of this Agreement.

“Borrower Cash Management Arrangement Obligations”: all obligations and liabilities of the Borrower to any Qualified Counterparty, whether direct or indirect, absolute or contingent, due or to become due or now existing or hereafter incurred, which may arise under, out of, or in connection with, any Specified Cash Management Arrangement or any material document made, delivered or given in connection therewith or pursuant thereto, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including interest accruing at the then applicable rate provided in the agreements governing such Specified Cash Management Arrangement after the maturity of the obligations thereof and interest accruing at the then applicable rate provided in the agreements governing any Specified Cash Management Arrangement after the commencement of any bankruptcy case or insolvency, reorganization or like proceeding relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and all reasonable fees and disbursements of counsel to the Qualified Counterparty that are required to be paid by the Borrower pursuant to the terms of any Specified Cash Management Arrangement).

“Borrower Credit Agreement Obligations”: the unpaid principal of and interest on the Loans and Reimbursement Obligations and all other obligations and liabilities of the Borrower to any Agent, Lender or Indemnitee, whether direct or indirect, absolute or contingent, due or to become due or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement or the other Loan Documents or any Letter of Credit, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and Reimbursement Obligations and interest accruing at the then applicable rate provided in the Credit Agreement after the commencement of any bankruptcy case or insolvency, reorganization, liquidation or like proceeding relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and all expense reimbursement and indemnity obligations arising or incurred as provided in the Loan Documents after the commencement of any such case or proceeding, whether or not a claim for such obligations is allowed in such case or proceeding).

“Borrower Hedge Agreement Obligations”: all obligations and liabilities of the Borrower to any Qualified Counterparty, whether direct or indirect, absolute or contingent, due or to become due or now existing or hereafter incurred, which may arise under, out of, or in connection with, any Specified Hedge Agreement or any other material document made, delivered or given in connection therewith or pursuant thereto, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including interest accruing at the then applicable rate provided in such Specified Hedge Agreement after the maturity of the obligations thereof and interest accruing at the then applicable rate provided in any Specified Hedge Agreement after the commencement of any bankruptcy case or insolvency, reorganization or like proceeding relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and all reasonable fees and disbursements of counsel to the Qualified Counterparty that are required to be paid by the Borrower pursuant to the terms of any Specified Hedge Agreement).

“Borrower Obligations”: the Borrower Credit Agreement Obligations, Borrower Hedge Agreement Obligations, and Borrower Cash Management Arrangement Obligations.

“Collateral”: as defined in Section 3.

“Collateral Account”: any collateral account established by the Administrative Agent as provided in Section 6.1 or 6.4.

“Company”: ADESA, Inc., a Delaware corporation.

“Consigned Vehicle”: a vehicle with the certificate of title in the name of any other Person other than a Grantor (including a salvage provider or an insurance company).

“Consigned Vehicle Proceeds”: identifiable cash and non-cash proceeds of Consigned Vehicles.

“Copyrights”: (i) all United States and foreign copyrights, whether or not the underlying works of authorship have been published, and all copyright registrations and copyright applications, and any renewals or extensions thereof, including each registration identified on Schedule 6, (ii) the right to sue or otherwise recover for any and all past, present and future infringements thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (iv) all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

“Copyright Licenses”: with respect to any Grantor, all agreements (whether or not in writing) naming such Grantor as licensor or licensee (including those agreements listed in Schedule 6), granting any right under any Copyright, including the grant of rights to print, publish, copy, distribute, exploit and sell materials derived from any Copyright, subject in each case, to the terms of such agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such agreements.

“Deposit Account”: as defined in the Uniform Commercial Code of any applicable jurisdiction and, in any event, including any demand, time, savings, passbook or like account maintained with a depositary institution.

“Excluded Perfection Assets”: (i) any Vehicle (only to the extent the filing of a financing statement is not necessary or effective to perfect the security interest therein); (ii) any foreign Intellectual Property; (iii) Goods included in Collateral received by any Person for “sale or return within the meaning of Section 2-326 of the Uniform Commercial Code of the applicable jurisdiction, to the extent of claims of creditors of such Person; (iv) Money which has been deposited into any Deposit Account of any Grantor and is not subject to a control agreement as required by Section 5.2(d); and (v) other than any foreign Intellectual Property and any Pledged Stock, any Collateral the aggregate value of which shall not exceed at any time $2,000,000 and for which the perfection of Liens thereon requires filings in or other actions under the laws of jurisdictions outside the United States.

“Foreign Entity”: means, with respect to any Grantor, any corporation, partnership, limited liability company or other business entity (i) which is organized under the laws of a jurisdiction other than a state of the United States or the District of Columbia and (ii) of which securities or other ownership interests representing more than 50% of the equity, more than 50% of the ordinary voting power, more than 50% of the general partnership interests or more than 50% of the limited liability company membership interests are, at the time any determination is being made, owned directly by such Grantor or one or more Grantors.

“Foreign Subsidiary Voting Stock”: the voting Capital Stock of any Foreign Subsidiary.

“Grantor”: as defined in the preamble hereto.

“Guarantor Obligations”: with respect to any Guarantor, all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including Section 2) or any other Loan Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including all expense reimbursement and indemnity obligations arising or incurred as provided in the Loan Documents after the commencement of any bankruptcy case or insolvency, reorganization, liquidation or like proceeding, whether or not a claim for such obligations is allowed in such case or proceeding).

“Guarantors”: the collective reference to each Grantor other than the Borrower.

“Intellectual Property”: the collective reference to all intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including all Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark Licenses, Trade Secrets, and Trade Secret Licenses and all rights to sue at law or in equity for any past, present and future infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Intercompany Note”: any promissory note in a principal amount in excess of $2,000,000, evidencing loans or other monetary obligations owing to any Grantor by any Group Member.

“Investment Property”: the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the New York UCC (other than any Foreign Subsidiary Voting Stock excluded from the definition of “Pledged Stock”) and (ii) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Stock.

“Issuers”: the collective reference to each issuer of any Investment Property purported to be pledged hereunder.

“New York UCC”: the Uniform Commercial Code as from time to time in effect in the State of New York.

“NSULC”: an unlimited company formed under the laws of the Province of Nova Scotia.

“Pledged NSULC Shares”: as defined in Section 6.9.

“Obligations”: (i) in the case of the Borrower, the Borrower Obligations, and (ii) in the case of each Guarantor, its Guarantor Obligations.

“Ordinary Course Transferees”: (i) with respect to Goods only, buyers in the ordinary course of business and lessees in the ordinary course of business to the extent provided in Section 9-320(a) and 9-321 of the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction and (ii) with respect to General Intangibles only, licensees in the ordinary course of business to the extent provided in Section 9-321 of the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction.

“Patents”: (i) all United States and foreign patents, patent applications, including, without limitation, each issued patent and patent application identified on Schedule 6, (ii) all inventions and improvements described and claimed therein, (iii) the right to sue or otherwise recover for any and all past, present and future infringements thereof, (iv) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (v) all reissues, divisions, continuations, continuations-in-part, substitutes, renewals, and extensions thereof, all improvements thereon and all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

“Patent License”: with respect to any Grantor, all agreements (whether or not in writing) providing for the grant by or to such Grantor of any right to manufacture, use, import, export, distribute, offer for sale or sell any invention covered in whole or in part by a Patent (including those agreements listed on Schedule 6), subject in each case, to the terms of such agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such agreements.

“Pledged Notes”: all Intercompany Notes at any time issued to any Grantor (including those listed on Schedule 2) and all other promissory notes in excess of $1,000,000 in principal amount at any time issued to or owned, held or acquired by any Grantor (including those listed on Schedule 2), except promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business.

“Pledged Stock”: all shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Capital Stock of any Person (including those listed on Schedule 2) at any time issued or granted to or owned, held or acquired by any Grantor; provided that in no event shall (i) more than 65% of the total outstanding voting Capital Stock of any Foreign Entity or of any Foreign Subsidiary Voting Stock or (ii) any Foreign Subsidiary Voting Stock of a Foreign Subsidiary that is not a first tier Foreign Subsidiary, in each case be subject to the security interests granted hereby.

“Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC, including, in any event, all dividends, returns of capital and other distributions from Investment Property and all collections thereon and payments with respect thereto.

“Receivable”: any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including all Accounts).

“Secured Parties”: the Agents, the Lenders and Indemnitees and, with respect to any Specified Hedge Agreement or Specified Cash Management Agreement, the Qualified Counterparty, party thereto and each of their respective successors and transferees.

“Securities Act”: the Securities Act of 1933, as amended.

“Trademarks”: (i) all United States, state and foreign trademarks, service marks, trade names, domain names, corporate names, company names, business names, trade dress, trade styles, or logos, and all registrations of and applications to register the foregoing and any new renewals thereof, including each registration and application identified in Schedule 6, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and dilutions thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements and dilutions thereof), and (iv) all other rights of any kind whatsoever accruing thereunder or pertaining thereto, together in each case with the goodwill of the business connected with the use of, and symbolized by, each of the above.

“Trademark License”: with respect to any Grantor, any agreement (whether or not in writing) providing for the grant by or to such Grantor of any right to use any Trademark (including those agreements listed on Schedule 6), subject in each case, to the terms of such agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such agreements.

“Trade Secrets”: (i) all trade secrets and confidential and proprietary information, (ii) the right to sue or otherwise recover for any and all past, present and future misappropriations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including payments under all licenses entered into in connection therewith, and damages and payments for past, present or future misappropriations thereof), and (iv) all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

“Trade Secret License”: with respect to any Grantor, any agreement, whether written or oral, providing for the grant by or to such Grantor of any right to use any Trade Secret, including any of the foregoing agreements referred to in Schedule 6, subject in each case, to the terms of such agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such agreements.

“UETA”: the Uniform Electronic Transaction Act, as in effect in the applicable jurisdiction.

“Vehicles”: all cars, trucks, trailers, vehicles which are used for construction, vehicles which can be considered earth moving equipment and other vehicles, vessels and aircrafts, each of which is covered by a certificate of title law of any jurisdiction and all appurtenances thereto.

1.2. Other Definitional Provisions.

(a) As used herein and in any certificate or other document made or delivered pursuant hereto, (i) accounting terms relating to any Group Member not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (iii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), and (iv) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties of every type and nature, and (v) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time (subject to any applicable restrictions hereunder).

(b) The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(d) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

(e) The expressions “payment in full,” “paid in full” and any other similar terms or phrases when used herein with respect to any Obligation shall mean the payment in full of such Obligation in cash in immediately available funds, which for the purpose of such expressions and similar terms or phrases includes the discharge of all Letters of Credit or cash collateralization of all L/C Obligations that remain outstanding.

SECTION 2. GUARANTEE

2.1. Guarantee.

(a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the benefit of the Secured Parties, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of each and all of the Borrower Obligations.

(b) Each Guarantor shall be liable under its guarantee set forth in Section 2.1(a), without any limitation as to amount, for all present and future Borrower Obligations, including specifically all future increases in the outstanding amount of the Loans or Reimbursement Obligations and other future increases in the Borrower Obligations, whether or not any such increase is committed, contemplated or provided for by the Loan Documents on the date hereof; provided, that (i) enforcement of such guarantee against such Guarantor will be limited as necessary to limit the recovery under such guarantee to the maximum amount which may be recovered without causing such enforcement or recovery to constitute a fraudulent transfer or fraudulent conveyance under any applicable law, including any applicable federal or state fraudulent transfer or fraudulent conveyance law (giving effect, to the fullest extent permitted by law, to the reimbursement and contribution rights set forth in Section 2.2) and (ii) to the fullest extent permitted by applicable law, the foregoing clause (i) shall be for the benefit solely of creditors and representatives of creditors of each Guarantor and not for the benefit of such Guarantor or the holders of any equity interest in such Guarantor.

(c) The guarantee contained in this Section 2.1 (i) shall remain in full force and effect until all the Borrower Obligations and the obligations of each Guarantor under the guarantee contained in this Section 2.1 have been paid in full, and all commitments to extend credit under the Loan Documents have terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Borrower Obligations, (ii) unless released as provided in clause (iii) below, shall survive the repayment of the Loans and Reimbursement Obligations, the termination of commitments to extend credit under the Loan Documents, and the release of the Collateral and remain enforceable as to all Borrower Obligations that survive such repayment, termination and release and (iii) shall be released when and as set forth in Section 8.15.

(d) No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by any Secured Party from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder in respect of any other Borrower Obligations then outstanding or thereafter incurred, other than as set forth in Section 8.15.

2.2. Reimbursement, Contribution and Subrogation. In case any payment is made on account of the Borrower Obligations by any Grantor or is received or collected on account of the Borrower Obligations from any Grantor or its property:

(a) If such payment is made by the Borrower or from its property, the Borrower shall not be entitled (i) to demand or enforce reimbursement or contribution in respect of such payment from any other Grantor or (ii) to be subrogated to any claim, interest, right or remedy of any Secured Party against any other Person, including any other Grantor or its property.

(b) If such payment is made by Holdings or from its property or if any payment is made by Holdings or from its property in satisfaction of the reimbursement right of any Subsidiary Guarantor set forth in Section 2.2(c), such payment shall constitute a contribution by Holdings to the common equity capital of the Borrower and Holdings shall not be entitled (i) to demand or enforce reimbursement or contribution in respect of such payment from any other Grantor or (ii) to be subrogated to any claim, interest, right or remedy of any Secured Party against any other Person, including any other Grantor or its property.

(c) If such payment is made by a Subsidiary Guarantor or from its property, such Subsidiary Guarantor shall be entitled, subject to and upon payment in full of all outstanding Obligations, and termination of all commitments to extend credit under the Loan Documents, (i) to demand and enforce reimbursement for the full amount of such payment from the Borrower and from Holdings and (ii) to demand and enforce contribution in respect of such payment from each other Subsidiary Guarantor which has not paid its fair share of such payment, as necessary to ensure that (after giving effect to any enforcement of reimbursement rights provided hereby) each Subsidiary Guarantor pays its fair share of the unreimbursed portion of such payment. For this purpose, the fair share of each Subsidiary Guarantor as to any unreimbursed payment shall be determined based on an equitable apportionment of such unreimbursed payment among all Subsidiary Guarantors based on the relative value of their assets (net of their liabilities, other than Obligations) and any other equitable considerations deemed appropriate by the court.

(d) If and whenever any right of reimbursement or contribution becomes enforceable by any Subsidiary Guarantor against any other Grantor under Section 2.2(c), such Subsidiary Guarantor shall be entitled, subject to and upon payment in full of all outstanding Obligations, and termination of all commitments to extend credit under the Loan Documents to be subrogated (equally and ratably with all other Subsidiary Guarantors entitled to reimbursement or contribution from any other Grantor under Section 2.2(c)) to any security interest that may then be held by the Administrative Agent upon any Collateral granted to it in this Agreement. To the fullest extent permitted under applicable law, such right of subrogation shall be enforceable solely against the Grantors, and not against the Secured Parties, and neither the Administrative Agent nor any other Secured Party shall have any duty whatsoever to warrant, ensure or protect any such right of subrogation or to obtain, perfect, maintain, hold, enforce or retain any Collateral for any purpose related to any such right of subrogation. If subrogation is demanded in writing by any Grantor, then (subject to and upon payment in full of all outstanding Obligations, and termination of all commitments to extend credit under the Loan Documents) the Administrative Agent shall deliver to the Grantor making such demand, or to a representative of such Grantor or of the Grantors generally, an instrument reasonably satisfactory to the Administrative Agent transferring, on a quitclaim basis without (to the fullest extent permitted under applicable law) any recourse, representation, warranty or obligation whatsoever, whatever security interest the Administrative Agent then may hold in whatever Collateral may then exist that was not previously released or disposed of by the Administrative Agent.

(e) All rights and claims arising under this Section 2.2 or based upon or relating to any other right of reimbursement, indemnification, contribution or subrogation that may at any time arise or exist in favor of any Grantor as to any payment on account of the Obligations made by it or received or collected from its property shall be fully subordinated in all respects to the prior payment in full of all of the Obligations. Until payment in full of the Obligations and termination of all commitments to extend credit under the Loan Documents, no Grantor shall demand or receive any collateral security, payment or distribution whatsoever (whether in cash, property or securities or otherwise) on account of any such right or claim. If any such payment or distribution is made or becomes available to any Grantor in any bankruptcy case or receivership, insolvency or liquidation proceeding, such payment or distribution shall be delivered by the person making such payment or distribution directly to the Administrative Agent, for application to the payment of the Obligations. If any such payment or distribution is received by any Grantor, it shall be held by such Grantor in trust, as trustee of an express trust for the benefit of the Secured Parties, and shall forthwith be transferred and delivered by such Grantor to the Administrative Agent, in the exact form received and, if necessary, duly endorsed.

(f) The obligations of the Grantors under the Loan Documents, including their liability for the Obligations and the enforceability of the security interests granted thereby, are not contingent upon the validity, legality, enforceability, collectibility or sufficiency of any right of reimbursement, contribution or subrogation arising under this Section 2.2. To the fullest extent permitted under applicable law, the invalidity, insufficiency, unenforceability or uncollectibility of any such right shall not in any respect diminish, affect or impair any such obligation or any other claim, interest, right or remedy at any time held by any Secured Party against any Guarantor or its property. The Secured Parties make no representations or warranties in respect of any such right and shall, to the fullest extent permitted under applicable law, have no duty to assure, protect, enforce or ensure any such right or otherwise relating to any such right.

(g) Each Grantor reserves any and all other rights of reimbursement, contribution or subrogation at any time available to it as against any other Grantor, but (i) the exercise and enforcement of such rights shall be subject to this Section 2.2 and (ii) to the fullest extent permitted by applicable law, neither the Administrative Agent nor any other Secured Party shall ever have any duty or liability whatsoever in respect of any such right.

2.3. Amendments, etc. with respect to the Borrower Obligations. To the fullest extent permitted by applicable law, each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations made by any Secured Party may be rescinded by such Secured Party and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Secured Party, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the requisite Lenders) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by any Secured Party for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released. No Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this Section 2 or any property subject thereto, except to the extent required by applicable law.

2.4. Guarantee Absolute and Unconditional. To the fullest extent permitted by applicable law, each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by any Agent or any Lender upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2. The

Borrower Obligations, and each of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2. All dealings between the Borrower and any of the Guarantors, on the one hand, and the Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. To the fullest extent permitted by applicable law, each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Borrower Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed, to the fullest extent permitted by applicable law, as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against any Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Borrower Obligations or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, any Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by any Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Secured Party against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

2.5. Reinstatement. The guarantee contained in this Section 2 shall be reinstated and shall remain in all respects enforceable to the extent that, at any time, any payment of any of the Borrower Obligations is set aside, avoided or rescinded or must otherwise be restored or returned by any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, in whole or in part, and such reinstatement and enforceability shall, to the fullest extent permitted by applicable law, be effective as fully as if such payment had not been made.

2.6. Payments. Each Guarantor hereby agrees to pay all amounts payable by it under this Section 2 to the Administrative Agent without set-off or counterclaim in Dollars in immediately available funds at the Funding Office specified in the Credit Agreement.

SECTION 3. GRANT OF SECURITY INTEREST

Each Grantor hereby grants to the Administrative Agent, for the benefit of the Secured Parties, a security interest in all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Obligations:

(a) all Accounts;

(b) all Chattel Paper;

(c) all Deposit Accounts;

(d) all Documents;

(e) all Equipment (whether or not constituting Fixtures);

(f) all General Intangibles;

(g) all Instruments, including Pledged Notes;

(h) all Intellectual Property, to the extent of each Grantor’s right, title or interest therein (except for “intent-to-use” applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, unless and until an Amendment to Allege Use or a Statement of Use under Sections 1(c) and 1(d) of said Act has been filed and accepted);

(i) all Inventory;

(j) all Investment Property;

(k) all Letter-of-Credit Rights;

(l) all Money;

(m) all Commercial Tort Claims identified on Schedule 7;

(n) all Capital Stock, Goods, insurance and other personal property not otherwise described above;

(o) all Supporting Obligations and products of any and all of the foregoing and all Guarantee Obligations, Liens and claims supporting, securing or in any respect relating to any of the foregoing;

(p) all books and records (regardless of medium) pertaining to any of the foregoing; and

(q) all Proceeds of any of the foregoing;

provided, that (i) this Agreement shall not constitute a grant of a security interest in any property to the extent that and for as long as such grant of a security interest (A) is prohibited by any applicable law, (B) requires a filing with or consent from any entity or person pursuant to any applicable law that has not been made or obtained, or (C) constitutes a breach or default under or results in the termination of, or requires any consent not obtained under, any lease, license or agreement, except to the extent that such applicable law or provisions of any such lease, license or agreement is ineffective under applicable law or would be ineffective under Sections 9-406, 9-407, 9-408 or 9-409 of the New York UCC to prevent the attachment of the security interest granted hereunder or (D) is in Capital Stock which is specifically excluded from the definition of Pledged Stock by virtue of the proviso to such definition; (ii) the security interest granted hereby (A) shall attach at all times to all proceeds of such property, (B) shall attach to such property immediately and automatically (without need for any further grant or act) at such time as the condition described in clause (i) ceases to exist and (C) to the extent severable shall in any event attach to all rights in respect of such property that are not subject to the applicable condition described in clause (i); and (iii) the security interest granted hereby shall not attach to any Consigned Vehicles or Consigned Vehicle Proceeds.

SECTION 4. REPRESENTATIONS AND WARRANTIES

To induce the Agents and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby represents and warrants to each Agent and Lender that:

4.1. Representations in Credit Agreement. In the case of each Guarantor, the representations and warranties set forth in Section 5 of the Credit Agreement as they relate to such Guarantor or to the Loan Documents to which such Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct in all material respects, and each Agent and each Lender shall be entitled to rely on each of them as if they were fully set forth herein; provided that each reference in each such representation and warranty to the Borrower’s knowledge or Holdings’ knowledge shall, for the purposes of this Section 4.1, be deemed to be a reference to such Guarantor’s knowledge.

4.2. Title; No Other Liens. Except for the security interest granted to the Administrative Agent for the benefit of the Secured Parties pursuant to this Agreement and the other Permitted Liens, such Grantor owns each item of Collateral granted by it free and clear of any and all Liens. No effective financing statement, mortgage or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Administrative Agent, for the benefit of the Secured Parties, pursuant to this Agreement or in respect of Permitted Liens or for which termination statements will be delivered on the Closing Date.

4.3. Perfected First Priority Liens.

(a) Upon the completion of the filings and other actions specified on Schedule 4 (which, in the case of all filings and other documents referred to on said Schedule (to the extent applicable), have been delivered to or prepared by the Administrative Agent in completed and, where required, duly executed form), the payment of all applicable fees, the delivery to and continuing possession by the Administrative Agent of all Certificated Securities, all Instruments, all Tangible Chattel Paper and all Documents a security interest in which is perfected by possession, and the obtaining and maintenance of “control” (as described in the Uniform Commercial Code as in effect in the applicable jurisdiction) by the Administrative Agent of all Deposit Accounts, the Collateral Accounts, all Electronic Chattel Paper, Letter-of-Credit Rights, all Uncertificated Securities and all Securities Accounts, in each case a security interest in which is perfected by such “control”, the security interests granted in Section 3 will constitute valid perfected security interests in all of the Collateral (except for Excluded Perfection Assets) in favor of the Administrative Agent, for the benefit of the Secured Parties, as collateral security for such Grantor’s Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any such Collateral from such Grantor other than Ordinary Course Transferees, except as (x) enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) or by an implied covenant of good faith and fair dealing, and (y) to the extent that the recording or an assignment or other transfer of title to the Administrative Agent or the recording of other applicable documents in the United States Patent and Trademark Office or the United States Copyright Office (and the taking of appropriate actions with respect to Intellectual Property which is the subject of a registration or application outside the United States under applicable local law to perfect such Lien) may be necessary for enforceability, and is and will be prior to all other Liens on such Collateral except for Permitted Liens. Without limiting the foregoing and except as otherwise permitted or provided in Section 5 or with respect to any Excluded Perfection Assets, each Grantor has taken all actions required hereunder to: (i) establish the Administrative Agent’s “control” (within the meanings of Sections 8-106 and 9-106 of the UCC) over any portion of the Investment Property constituting Certificated Securities, Uncertificated Securities, Securities Accounts, Securities Entitlements or Commodity Accounts (each as defined in the UCC), (ii) establish the Administrative Agent’s “control” (within the meaning of Section 9-104 of the UCC) over all Deposit Accounts of such Grantor, (iii) establish the Administrative Agent’s “control” (within the meaning of Section 9-107 of the UCC) over all Letter-of-Credit Rights of such Grantor and (iv) establish the Administrative Agent’s control (within the meaning of Section 9-105 of the UCC) over all Electronic Chattel Paper of such Grantor.

(b) Each Grantor consents to the grant by each other Grantor of the security interests granted hereby and, subject to Section 6.9 hereunder, the transfer of any Capital Stock or Investment Property to the Administrative Agent or its designee upon the occurrence and during the continuance of an Event of Default and to the substitution of the Administrative Agent or its designee or the purchaser upon any foreclosure sale as the holder and beneficial owner of the interest represented thereby.

4.4. Jurisdiction of Organization; Chief Executive Office. On the date hereof, such Grantor’s exact legal name, jurisdiction of organization, identification number from the jurisdiction of organization (if any), and the location of such Grantor’s chief executive office or sole place of business or principal residence, as the case may be, are specified on Schedule 3. Except as otherwise indicated on Schedule 3, the jurisdiction of such Grantor’s organization or formation is required to maintain a public record showing the Grantor to have been organized or formed. On the date hereof, such Grantor is organized solely under the law of the jurisdiction so specified and has not filed any certificates of domestication, transfer or continuance in any other jurisdiction. On the date hereof, except as specified on Schedule 3, such Grantor has not changed its name, jurisdiction of organization, chief executive office or sole place of business or its corporate or organizational form in any way (e.g. by merger, consolidation, change in corporate form or otherwise) within the past five years and has not within the last five years become bound (whether as a result of merger or otherwise) as grantor under a security agreement entered into by another person, which (x) has not heretofore been terminated or (y) is in respect of a Lien that is not a Permitted Lien. Such Grantor has furnished to the Administrative Agent its Organizational Documents as in effect as of the Closing Date.

4.5. Inventory and Equipment.

(a) On the date hereof Schedule 5 sets forth all locations where any Inventory and Equipment (other than mobile goods) in excess of $1,000,000 in value are kept.

(b) All Inventory now or hereafter produced by any Grantor included in the Collateral has been and will be produced in compliance with the requirements of the Fair Labor Standards Act, as amended.

(c) Except as specifically indicated on Schedule 5, to the knowledge of such Grantor none of the Inventory or Equipment of such Grantor with a value in excess of $1,000,000 is in possession of a bailee.

4.6. Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

4.7. Pledged Stock and Pledged Notes.

(a) The shares of Pledged Stock pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by such Grantor or, in the case of Foreign Subsidiary Voting Stock, 65% of the outstanding first tier Foreign Subsidiary Voting Stock of each relevant Issuer.

(b) All the shares of the Pledged Stock pledged by such Grantor hereunder have been duly and validly issued and are fully paid and nonassessable subject to the general principles of Nova Scotia law relating to the assessability of shares of a NSULC.

(c) To such Grantor’s knowledge, each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

(d) Such Grantor is the record and beneficial owner of, and has good and valid title to, the Pledged Stock and Pledged Notes pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement and Permitted Liens.

(e) The Organizational Documents applicable to each interest in any domestic partnership or limited liability company included in the Collateral shall not expressly provide that they are securities governed by Article 8 of the Uniform Commercial Code and any such interests shall not be certificated; provided, that, if any such interests become certificated, such Grantor will ensure that the Organizational Documents applicable to such interest shall expressly provide that they are securities governed by Article 8 of the Uniform Commercial Code and immediately deliver all such certificates to the Administrative Agent for continued possession.

4.8. Receivables. The amounts represented by such Grantor to the Administrative Agent or the other Secured Parties from time to time as owing to such Grantor in respect of such Grantor’s Receivables will at such time be the correct amount, in all material respects, actually owing thereunder, except to the extent that appropriate reserves therefor have been established on the books of such Grantor in accordance with GAAP.

4.9. Intellectual Property.

(a) Schedule 6 lists all issued Patents and pending published patent applications, and all registrations and applications to register Trademarks and registered Copyrights owned by such Grantor in its own name on the date hereof. Except as set forth in Schedule 6 or as permitted to exist on such Grantor’s Collateral by the Credit Agreement, such Grantor is the exclusive owner of the entire right, title and interest in and to such applications, registrations and issuances free and clear of any and all Liens (except Permitted Liens).

(b) On the date hereof, all Intellectual Property of such Grantor described on Schedule 6 is subsisting and unexpired and, to the knowledge of such Grantor, has not been abandoned and is valid and enforceable. Except as would not reasonably be expected to have a Material Adverse

Effect, to the knowledge of such Grantor, neither the operation of such Grantor’s business as currently conducted nor the use of the Intellectual Property in connection therewith conflicts with, infringes, misappropriates, dilutes, misuses or otherwise violates the Intellectual Property rights of any other Person.

(c) Except as set forth in Schedule 6, on the date hereof, (i) none of the material patents, trademarks, copyrights and trade secrets owned by any Grantor is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor and (ii) there are no other material agreements, obligations, orders or judgments to which such Grantor is subject which adversely affect the use of any Intellectual Property owned by such Grantor in any material respect.

(d) The rights of such Grantor in or to the Patents, Trademarks, Copyrights and Trade Secrets owned by such Grantor do not conflict with or infringe upon the rights of any third party, and no claim has been asserted that the use of such Intellectual Property does or may infringe upon the rights of any third party, in either case, which conflict or infringement would reasonably be expected to have a Material Adverse Effect. There is currently no infringement or unauthorized use of any item of such Intellectual Property owned by such Grantor that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(e) No holding, decision or judgment has been rendered by any Governmental Authority which would limit or cancel or render invalid or unenforceable such Grantor’s rights in, any Patent, Trademark, Copyright or Trade Secret owned by such Grantor in any respect that would reasonably be expected to have a Material Adverse Effect. Such Grantor is not aware of any uses of any material item of Intellectual Property owned by such Grantor that could reasonably be expected to lead to such item becoming invalid or unenforceable including uses which were not supported by the goodwill of the business connected with Trademarks and Trademark Licenses, which uses, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(f) No action or proceeding is pending, or, to the knowledge of such Grantor, threatened, on the date hereof seeking to limit or cancel or render invalid any material Patent, Trademark, Copyright or Trade Secret owned by such Grantor or such Grantor’s ownership interest therein, which, if adversely determined, would have a Material Adverse Effect. Except as would not reasonably be expected to have a Material Adverse Effect, the consummation of the transactions contemplated by this Agreement will not result in the termination or impairment of any of the Intellectual Property owned or licensed by such Grantor.

(g) With respect to each Copyright License, Trademark License and Patent License, except as would not reasonably be expected to have a Material Adverse Effect: (i) such license is valid and binding and in full force and effect and represents the entire agreement between the respective licensor and licensee with respect to the subject matter of such license; (ii) such Grantor has not received any notice of termination or cancellation under such license; (iii) such Grantor has not received any notice of a breach or default under such license, which breach or default has not been cured; and (iv) such Grantor is not in breach or default in any material respect, and no event has occurred that, with notice and/or lapse of time, would constitute such a breach or default or permit termination, modification or acceleration under such license.

(h) To the extent such Grantor has reasonably determined that it is commercially practicable to do so, such Grantor has used proper statutory notice in connection with its use of each material Patent, Trademark and Copyright owned by such Grantor.

(i) Such Grantor has taken commercially reasonable steps to protect the confidentiality of its Trade Secrets.

(j) Such Grantor has made all material filings and recordations and paid all fees necessary in its reasonable business judgment to adequately protect its interest in its United States Patents, Trademarks and Copyrights and material non-United States Patents, Trademarks and Copyrights owned by such Grantor.

SECTION 5. COVENANTS

Each Grantor covenants and agrees with the Agents and Lenders that, from and after the date of this Agreement until the Collateral is released pursuant to Section 8.15(a):

5.1. Covenants in Credit Agreement. Such Grantor shall take, or refrain from taking, as the case may be, each action that is necessary to be taken or not taken, so that no breach of the covenants in the Credit Agreement pertaining to actions to be taken, or not taken, by such Grantor will result.

5.2. Delivery and Control of Instruments, Certificated Securities, Chattel Paper, Negotiable Documents, Investment Property and Letter-of-Credit Rights.

(a) If any of the Collateral of such Grantor is or shall become evidenced or represented by any Instrument, Negotiable Document or Tangible Chattel Paper, upon the request of the Administrative Agent such Instrument, Negotiable Documents or Tangible Chattel Paper shall be immediately delivered to the Administrative Agent, duly indorsed in a manner reasonably satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement.

(b) If any of the Collateral of such Grantor is or shall become “Electronic Chattel Paper” such Grantor shall ensure that (i) a single authoritative copy exists which is unique, identifiable, unalterable (except as provided in clauses (iii), (iv) and (v) of this paragraph), (ii) such authoritative copy identifies the Administrative Agent as the assignee and is communicated to and maintained by the Administrative Agent or its designee, (iii) copies or revisions that add or change the assignee of the authoritative copy can only be made with the participation of the Administrative Agent, (iv) each copy of the authoritative copy and any copy of a copy is readily identifiable as a copy and not the authoritative copy and (v) any revision of the authoritative copy is readily identifiable as an authorized or unauthorized revision.

(c) If any of the Collateral of such Grantor is or shall become evidenced or represented by an Uncertificated Security in excess of $2,000,000, upon the request of the Administrative Agent, such Grantor shall cause the issuer thereof either (i) to register the Administrative Agent as the registered owner of such Uncertificated Security, upon original issue or registration of transfer or (ii) to promptly (but in any event with in 60 days of such request) agree in writing with such Grantor and the Administrative Agent that such Issuer will comply with instructions with respect to such Uncertificated Security originated by the Administrative Agent without further consent of such Grantor, such agreement to be in form and substance reasonably satisfactory to the Administrative Agent.

(d) If so requested by the Administrative Agent or Required Lenders at any time when any Event of Default under 9(a), 9(f)(i) or 9(f)(ii) of the Credit Agreement has occurred and is continuing, such Grantor shall, within 30 days (or such other time period as the Administrative Agent may consent to in its sole discretion), after such request and at all times thereafter, maintain its Securities Entitlements, Securities Accounts and Deposit Accounts (other than (i) collection accounts that are swept

(either directly or indirectly) on a daily basis, as and when good and collected funds are available, to an account that is subject to a control agreement, (ii) disbursement accounts that are funded only as and when payment demands are received, and (iii) other deposit accounts in which the aggregate amount on deposit at any time does not exceed $2,000,000) such that all cash and cash equivalents of the Loan Parties, net of and after deducting an allowance reasonably determined by the Borrower to be sufficient to pay all Consigned Vehicle Proceeds due to the owners of Consigned Vehicles who have not received final payment in full of the amount due to them, are maintained with financial institutions that have agreed to comply with entitlement orders and instructions issued or originated by the Administrative Agent without further consent of such Grantor, such agreement to be in form and substance reasonably satisfactory to the Administrative Agent. The Administrative Agent hereby agrees to issue such entitlement orders and instructions only if an Event of Default under Section 9(a), 9(f)(i) or 9(f)(ii) of the Credit Agreement has occurred and is continuing.

(e) If any of the Collateral of such Grantor is or shall become evidenced or represented by any Certificated Security (other than any Capital Stock which is specifically excluded from the definition of Pledged Stock by virtue of the proviso to such definition and any promissory note that does not qualify as a Pledged Note pursuant to the definition thereof), such Certificated Security shall be promptly delivered to the Administrative Agent, duly indorsed in a manner reasonably satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement.

(f) In addition to and not in lieu of the foregoing, if any issuer of any Investment Property is organized under the law of, or has its chief executive office in, a jurisdiction outside of the United States, each Grantor shall, subject to Section 6.9 hereunder, take such additional actions, including causing the issuer to register the pledge on its books and records, as may be reasonably requested by the Administrative Agent, under the laws of such jurisdiction to insure the validity, perfection and priority of the security interest of the Administrative Agent.

(g) In the case of any Letter-of-Credit Rights in any letter of credit exceeding $1,000,000 in value, upon the reasonable request of the Administrative Agent, each Grantor shall promptly (but in any event with in 60 days of such request or such later date to which the Administrative Agent may consent in writing) make commercially reasonable efforts to obtain the consent of the issuer thereof and any nominated person thereon to the assignment of the proceeds of the related letter of credit in accordance with Section 5-114(c) of the New York UCC, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent.

(h) If any of the Collateral of such Grantor is or shall become “transferable records” as defined in UETA, such Grantor shall promptly notify the Administrative Agent thereof and, at the request of the Administrative Agent, shall take such action as the Administrative Agent may reasonably request to vest in the Administrative Agent “control” under Section 16 of UETA over such transferable records. The Administrative Agent agrees with such Grantor that the Administrative Agent will arrange, pursuant to procedures reasonably satisfactory to the Administrative Agent and so long as such procedures will not result in the Administrative Agent’s loss of control, for the Grantor to make alterations to the transferable records permitted under Section 16 of UETA for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to such transferable records

5.3. Maintenance of Insurance.

(a) Such Grantor will maintain, with reputable companies, insurance policies (i) insuring the Collateral against loss by fire, explosion, theft or other risks as may be required by the Credit Agreement and (ii) naming the Administrative Agent on behalf of the Secured Parties as additional insureds under liability insurance policies to the extent reasonably requested by the Administrative Agent.

(b) All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage (other than materially proportionate reductions in amounts or coverage to reflect any disposition of property by such Grantor) thereof shall be effective until at least 30 days, or such earlier time with the consent of the Administrative Agent, after receipt by the Administrative Agent of written notice thereof and (ii) name the Administrative Agent as additional insured party and/or loss payee in respect of property insurance. All proceeds of business and interruption insurance received by the Administrative Agent shall be released by the Administrative Agent to the Borrower for account of the Grantor entitled thereto.

5.4. Payment of Obligations. Such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all material taxes and other material assessments and governmental charges or levies imposed upon such Grantor’s Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including claims for labor, materials and supplies) against or with respect to such Grantor’s Collateral, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor or where failure to pay, discharge or otherwise satisfy such material obligations, in the aggregate, has not and would not reasonably be expected to result in a Material Adverse Effect.

5.5. Maintenance of Perfected Security Interest; Further Documentation.

(a) Such Grantor shall maintain the security interest created by this Agreement in such Grantor’s Collateral as a security interest having at least the perfection and priority described in Section 4.3 and shall defend such security interest against the claims and demands of all Persons whomsoever, subject to the rights of such Grantor under the Loan Documents to dispose of the Collateral.

(b) Such Grantor will furnish to the Administrative Agent from time to time statements and schedules further identifying and describing the assets and property of such Grantor in reasonable detail and such other reports in connection therewith as the Administrative Agent may reasonably request.

(c) At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of creating, perfecting, ensuring the priority of, protecting or enforcing the Administrative Agent’s security interest in the Collateral or otherwise conferring or preserving the full benefits of this Agreement and of the interests, rights and powers herein granted.

5.6. Changes in Locations, Name, etc. Such Grantor will not (a) in the case of (i) and (ii) below, except upon not less than 10 days’ prior written notice to the Administrative Agent and delivery to the Administrative Agent of all additional financing statements and other documents (executed where appropriate) reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein, (b) in the case of (iii) below, except upon delivery to the Administrative Agent not more than 30 days after any change in locations, a written supplement to Schedule 5 showing any additional location at which Inventory or Equipment shall be kept:

(i) change its jurisdiction of organization or the location of its chief executive office or sole place of business or principal residence from that referred to in Section 4.4;

(ii) change its name; or

(iii) permit any Inventory or Equipment (other than mobile goods) in excess of $1,000,000 in value to be kept at a location other than those listed on Schedule 5.

5.7. Notices. Such Grantor will advise the Administrative Agent and the Lenders promptly, in reasonable detail, of:

(a) any Lien (other than security interests created hereby or Permitted Liens) on any of the Collateral which would adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder; and

(b) the occurrence of any other event which would reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

5.8. Investment Property.

(a) If such Grantor shall become entitled to receive or shall receive any stock certificate (including any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Secured Parties, hold the same in trust for the Secured Parties and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by such Grantor to the Administrative Agent, if required, together with an undated stock power or equivalents covering such certificate duly executed in blank by such Grantor, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations; provided, that in no event shall there be pledged more than 65% of any of the outstanding Foreign Subsidiary Voting Stock. Upon the occurrence and during the continuance of an Event of Default under the Credit Agreement, any sums paid upon or in respect of the Investment Property upon the liquidation or dissolution of any Issuer shall be paid over to the Administrative Agent (unless otherwise agreed in the Credit Agreement) to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Investment Property or any property shall be distributed upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Investment Property shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Secured Parties, segregated from other funds of such Grantor, as additional collateral security for the Obligations.

(b) Without the prior written consent of the Administrative Agent, such Grantor will not, except as permitted by the Credit Agreement, (i) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Investment Property or Proceeds thereof, (ii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the

Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or Permitted Liens or (iii) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Administrative Agent to sell, assign or transfer any of the Investment Property or Proceeds thereof (unless such restriction is permitted by the Credit Agreement).

(c) In the case of each Grantor which is an Issuer, such Grantor agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.8(a) with respect to the Investment Property issued by it and (iii) it will take all actions required or reasonably requested by the Administrative Agent to enable or permit each Grantor to comply with Sections 6.3(c) and 6.7 as to all Investment Property issued by it.

5.9. Receivables. Other than in the ordinary course of business or as permitted by the Loan Documents, after the occurrence and during the continuance of an Event of Default under the Credit Agreement, such Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that would materially adversely affect the value of the Receivables constituting Collateral taken as a whole.

5.10. Intellectual Property. (a) Except as permitted in the Credit Agreement:

(i) With respect to each material Trademark owned by such Grantor, such Grantor (either itself or through licensees) will take all reasonably necessary steps to (i) continue to use such Trademark consistent with its current use of such Trademark or as otherwise determined by such Grantor, in its reasonable business judgment, in connection with such Grantor’s businesses or goods and services offered by such Grantor, in order to maintain such Trademark in full force free from any valid claim of abandonment for non-use, (ii) maintain the quality of products and services offered under such Trademark and take all reasonably necessary steps to ensure that all licensed users of such Trademark maintain such quality in all material respects, and (iii) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way, except in the ordinary course of business consistent with such Grantor’s past conduct and pursuant to the exercise of its reasonable business judgment.

(ii) Such Grantor (either itself or through licensees) will not forfeit, abandon or dedicate to the public any material Patent, except in the ordinary course of business consistent with such Grantor’s past conduct and pursuant to the exercise of its reasonable business judgment.

(iii) Such Grantor (either itself or through licensees) will not (and will not permit any licensee or sublicensee thereof to) by any act or omission, forfeit, abandon, or dedicate to the public any material Copyright owned by such Grantor, except in the ordinary course of business, consistent with such Grantor’s past conduct and pursuant to the exercise of its reasonable business judgment.

(iv) Such Grantor (either itself or through licensees) will not do any act that knowingly uses any material Intellectual Property to knowingly infringe the intellectual property rights of any other Person.

(v) To the extent such Grantor has reasonably determined that it is commercially practicable to do so, such Grantor (either itself or through licensees) will use any proper statutory notice necessary or appropriate in connection with the use of each material Patent, Trademark and Copyright owned by such Grantor.

(vi) Such Grantor will notify the Administrative Agent and the Lenders promptly if it knows or has reason to believe that any application or registration relating to any material Patent, Trademark or Copyright of such Grantor has been or may imminently become forfeited, abandoned or dedicated to the public, or of any material adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor’s ownership of, or the validity of, any material Patent, Trademark or Copyright owned by such Grantor or such Grantor’s right to register the same or to own and maintain the same.

(vii) Such Grantor will take all reasonable and necessary steps, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or group of countries or any political subdivision of any of the foregoing, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Patents, Trademarks and Copyrights owned by such Grantor, including the payment of required fees and taxes, the filing of responses to office actions issued by the United States Patent and Trademark Office and the United States Copyright Office, the filing of applications for renewal or extension, the filing of affidavits of use and affidavits of incontestability, the filing of divisional, continuation, continuation-in-part, reissue, and renewal applications or extensions, the payment of maintenance fees, and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings.

(viii) Such Grantor (either itself or through licensees) will not, without the prior written consent of the Administrative Agent, such consent not to be unreasonably withheld or delayed, discontinue use of or otherwise abandon any Intellectual Property, or abandon any application or any right to file an application for letters patent, trademark, or copyright, unless such Grantor shall have previously determined that such use or the pursuit or maintenance of such Intellectual Property is no longer desirable in the conduct of such Grantor’s business and that the loss thereof could not reasonably be expected to have a Material Adverse Effect and, such Grantor shall give prompt notice of any such abandonment of (i) material Intellectual Property or (ii) registered or issued Intellectual Property or pending applications therefore to the Administrative Agent in accordance herewith.

(ix) In the event that any material Intellectual Property is infringed, misappropriated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Administrative Agent after it learns thereof and, following consultation with the Administrative Agent, shall take such actions as it deems reasonable, which may include suing for infringement, misappropriation or dilution, seeking injunctive relief where appropriate and seeking to recover any and all damages for such infringement, misappropriation or dilution.

(x) Such Grantor shall take all steps reasonably necessary to protect the secrecy of all material Trade Secrets of such Grantor.

(b) After the date hereof, whenever such Grantor (i) shall acquire any registered, issued or applied for Patent, Trademark or Copyright or (ii) either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Patent, Trademark or Copyright owned by such Grantor with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such acquisition or filing to the Administrative Agent within 90 days after the last day of the fiscal year in which such acquisition or filing occurs. Such Grantor agrees that the provisions of Section 3 shall automatically apply to such Intellectual Property.

(c) Such Grantor agrees (i) to execute an Intellectual Property Security Agreement with respect to certain of its Intellectual Property in substantially the form of Annex III in order to record the security interest granted herein to the Administrative Agent for the benefit of the Secured Parties with the United States Patent and Trademark Office or the United States Copyright Office and (ii) to provide to the Administrative Agent, within 90 days after the last day of the fiscal year in which any Intellectual Property registered in such offices is acquired or registered by such Grantor, all documents necessary to record the security interest of the Administrative Agent in such Intellectual Property with such offices.

(d) Upon the reasonable request of the Administrative Agent, such Grantor shall execute and deliver, and use its commercially reasonable efforts to cause to be filed, registered or recorded, any and all agreements, instruments, documents, and papers which the Administrative Agent may reasonably request to evidence, register, record or perfect the Administrative Agent’s security interest in any registered, issued or applied for Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby, in any office anywhere in the world in which filing, registration or recording may be necessary or appropriate, except that (so long as no Default has occurred and is continuing) the Administrative Agent shall not request such filing, registration or recording in any office in any jurisdiction outside of the United States in which the Group Members had, during the preceding 12-month period, net sales constituting less than 15% of the consolidated worldwide net sales of the Group Members.

SECTION 6. REMEDIAL PROVISIONS

6.1. Certain Matters Relating to Receivables.

(a) The Administrative Agent shall have the right, at its own cost and expense except during the occurrence and continuance of an Event of Default, to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Administrative Agent may reasonably require in connection with such test verifications. At any time and from time to time, upon the Administrative Agent’s reasonable request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others reasonably satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables; provided, that unless a Default or Event of Default shall be continuing, the Administrative Agent shall request no more than two such reports during any calendar year.

(b) The Administrative Agent hereby authorizes each Grantor to collect such Grantor’s Receivables (not including amounts payable by the purchaser of a Consigned Vehicle), and the Administrative Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days of receipt by such Grantor) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Administrative Agent if required, in a Collateral Account maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Secured Parties only as provided in Section 6.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Administrative Agent and the Secured Parties, segregated from other funds of such Grantor. If so requested by the Administrative Agent, each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(c) At any time and from time to time after the occurrence and during the continuation of an Event of Default, if so requested by the Administrative Agent, each Grantor shall deliver to the Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including all original orders, invoices and shipping receipts.

6.2. Communications with Obligors; Grantors Remain Liable.

(a) The Administrative Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables to verify with them to the Administrative Agent’s satisfaction the existence, amount and terms of any Receivables.

(b) At any time after the occurrence and during the continuance of an Event of Default, the Administrative Agent may (and each Grantor at the request of the Administrative Agent shall) notify obligors on the Receivables that the Receivables have been assigned to the Administrative Agent for the benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Administrative Agent.

(c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of such Grantor’s Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. No Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by any Secured Party of any payment relating thereto, nor shall any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

6.3. Investment Property.

(a) Unless an Event of Default has occurred and is continuing and the Administrative Agent has given notice to the relevant Grantor of the Administrative Agent’s intent to exercise its rights pursuant to Section 6.3(b), each Grantor may receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, in each case paid in the normal course of business of the relevant Issuer, to the extent permitted in the Credit Agreement, and may exercise all voting and corporate or other organizational rights with respect to Investment Property; provided, that no vote shall be cast or corporate or other organizational right exercised or other action taken (other than in connection with a transaction permitted by the Credit Agreement) which would impair the Collateral or be inconsistent with or result in any violation of any provision of any Loan Document.

(b) If an Event of Default shall occur and be continuing and the Administrative Agent shall give written notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Administrative Agent shall have, subject to Section 6.9 hereunder, the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Investment Property and make application thereof to the Obligations in the order set forth in Section 6.5, and (ii) any or all of the Investment Property shall, subject to Section 6.9 hereunder, be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may, subject to Section 6.9 hereunder, thereafter exercise (A) all voting, corporate and other rights pertaining to such Investment Property at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (B) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any Issuer, or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may reasonably determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing; provided, that the Administrative Agent shall not exercise any voting or other consensual rights pertaining to any such Investment in a manner that constitutes an exercise of the remedies described in Section 6.6 other than in accordance with Section 6.6.

(c) Each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) after receipt by an Issuer or obligor of any instructions pursuant to Section 6.3(c)(i) hereof, pay any dividends or other payments with respect to the Investment Property directly to the Administrative Agent.

6.4. Proceeds to be Turned Over to Administrative Agent. In addition to the rights of the Agents and the Secured Parties specified in Section 6.1 with respect to payments of Receivables, if an Event of Default under Sections 9(a), 9(f)(i) or 9(f)(ii) of the Credit Agreement shall occur and be continuing or an exercise of remedies by the Administrative Agent or the Lenders with respect to any Event of Default shall occur and the Administrative Agent has instructed any Grantor to do so, all Proceeds (not including Consigned Vehicle Proceeds) received by such Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Agents and the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Administrative Agent, if required). All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Administrative Agent in a Collateral Account (or by such Grantor in trust for the Administrative Agent and the Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.

6.5. Application of Proceeds. All cash proceeds received by the Administrative Agent during the continuance of an Event of Default from the enforcement of the Guarantees in Section 2 or as proceeds of Collateral from the exercise of any of the remedies set forth or referred to in Section 6.6 or elsewhere in this Agreement shall be applied, unless otherwise required by the Credit Agreement, pro rata in proportion to the aggregate amount of the Secured Obligations owing to each Secured Party. For this purpose, the Administrative Agent may rely conclusively, and without further inquiry, on its own records as to the amount of the Secured Obligations outstanding to each Secured Party and may suspend payments or seek relief in the form of interpleader or other similar relief as it may determine to be appropriate. Any balance of such Proceeds remaining after the Obligations have been paid in full and all commitments to extend credit under the Loan Documents have terminated shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same.

6.6. Code and Other Remedies. If an Event of Default shall occur and be continuing, the Administrative Agent may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other Loan Document, all rights and remedies of a secured party under the New York UCC or any other applicable law or in equity. Without limiting the generality of the foregoing, to the fullest extent permitted by applicable law, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, license, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Any Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as may be required by the Credit Agreement and otherwise as required by Section 6.5 above, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including Section 9-615(a)(3) of the New York UCC, need the Administrative Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against any Secured Party arising out of the exercise of any rights hereunder other than any such claims, damages and demands that may arise from the gross negligence or willful misconduct of such Secured Party. If any notice of a proposed sale or other disposition of Collateral is required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

6.7. Registration Rights.

(a) If the Administrative Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 6.6, and if in the reasonable opinion of the Administrative Agent it is necessary or reasonably advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will use its commercially reasonable efforts to cause the Issuer thereof to (i) execute and deliver, and use its commercially reasonable efforts to cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the reasonable opinion of the Administrative Agent, necessary or reasonably advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its commercially reasonable efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the reasonable opinion of the Administrative Agent, are necessary or reasonably advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Grantor agrees to use its commercially reasonable efforts to cause such Issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which the Administrative Agent shall reasonably designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

(b) Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(c) Each Grantor agrees to use its commercially reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 6.7 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Secured Parties, that the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that the Secured Parties may seek to have each and every covenant contained in this Section 6.7 be specifically enforced against such Grantor, and to the fullest extent permitted by applicable law, such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred or is continuing under the Credit Agreement.

6.8. Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the reasonable fees and disbursements of any attorneys employed by the Administrative Agent or any Lender to collect such deficiency.

6.9. NSULC Shares. Notwithstanding any provisions to the contrary contained in this Agreement, the Credit Agreement or any other related security document, the Issuers set forth in Schedule 2 are the sole registered and beneficial owners of all shares of any NSULC pledged hereunder (the “Pledged NSULC Shares”) and none of the rights and remedies granted to the Administrative Agent herein in respect of the Pledged NSULC Shares (other than the grant of the security interest) shall be exercisable or otherwise vest in the Administrative Agent or any other Secured Party and the applicable Grantor shall remain the legal and beneficial owner of the Pledged NSULC Shares and shall retain all of the incidents of such ownership until (i) an Event of Default has occurred, and (ii) the Administrative Agent has given written notice to the applicable Grantor of such Event of Default and its intention to exercise such rights and remedies in respect of the Pledged NSULC Shares. Nothing herein shall be construed to subject the Administrative Agent or any other Secured Party to liability as a member or owner of shares of a NSULC.

SECTION 7. THE ADMINISTRATIVE AGENT

7.1. Administrative Agent’s Appointment as Attorney-in-Fact, etc.

(a) Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be reasonably necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

(i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable of such Grantor or with respect to any other Collateral of such Grantor and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Receivable of such Grantor or with respect to any other Collateral of such Grantor whenever payable;

(ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may reasonably request to evidence the Secured Parties’ security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iv) execute, in connection with any sale provided for in Section 6.6 or 6.7, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v) (A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (B) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral of such Grantor; (C) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral of such Grantor; (D) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral of such Grantor; (E) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (F) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (G) subject to any permitted licenses and reserved rights permitted under the Loan Documents, assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (H) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral of such Grantor as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral of such Grantor and the Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

The Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default has occurred and is continuing.

(b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply with, or cause performance or compliance with, such agreement.

(c) The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due Revolving Loans that are Base Rate Loans under the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on demand.

(d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable as to each Grantor until all security interests created hereby with respect to the Collateral of such Grantor are released.

7.2. Duty of Administrative Agent. The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Secured Parties hereunder are solely to protect the Secured Parties’ interests in the Collateral and shall not impose any duty upon any Secured Parties to exercise any such powers. The Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except, in the case of the Administrative Agent only in respect of its own gross negligence or willful misconduct, to the extent required by applicable law (subject to Section 11.12(e) of the Credit Agreement and other applicable provisions of the Loan Documents).

7.3. Financing Statements. Each Grantor hereby authorizes the filing of any financing statements or continuation statements, and amendments to financing statements, or any similar document in any jurisdictions and with any filing offices as the Administrative Agent may determine, in its reasonable discretion, are necessary or advisable to perfect or otherwise protect the security interest granted to the Administrative Agent herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Administrative Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Administrative Agent herein, including describing such property as “all assets” or “all personal property” and may (but need not) add thereto “whether now owned or hereafter acquired.” Each Grantor hereby ratifies and authorizes the filing by the Administrative Agent of any financing statement with respect to the Collateral made prior to the date hereof.

7.4. Authority, Immunities and Indemnities of Administrative Agent. Each Grantor acknowledges, and, by acceptance of the benefits hereof, each Secured Party agrees, that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as among the Secured Parties, be governed by the Credit Agreement and that the Administrative Agent shall have, in respect thereof, all rights, remedies, immunities and indemnities granted to it in the Credit Agreement. By acceptance of the benefits hereof, each Secured Party that is not a Lender agrees to be bound by the provisions of the Credit Agreement applicable to the Administrative Agent, including Article X thereof, as fully as if such Secured Party were a Lender. The Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

SECTION 8. MISCELLANEOUS

8.1. Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 11.1 of the Credit Agreement.

8.2. Notices. All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in Section 11.2 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1 or to such other address as such Guarantor may notify the Administrative Agent in writing.

8.3. No Waiver by Course of Conduct; Cumulative Remedies. No Secured Party shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

8.4. Enforcement Expenses; Indemnification.

(a) Each Guarantor agrees to pay, or reimburse each Secured Party for, all its reasonable costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Guarantor is a party, including the reasonable fees and disbursements of counsel to the Administrative Agent and counsel to the Lenders.

(b) Each Guarantor agrees to pay, and to save the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(c) Each Guarantor agrees to pay, and to save the Secured Parties harmless from, any and all liabilities, obligations, losses (other than lost profits), damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement on the terms set forth in Section 11.5 of the Credit Agreement; provided, that each such Guarantor shall have no obligations hereunder to any Secured Party with respect to such liabilities, obligations, losses (other than lost profits), damages, penalties, actions, judgments or suits to the extent they are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Secured Party or any of its Related Persons.

(d) The agreements in this Section shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

8.5. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Secured Parties and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and, unless so consented to, each such assignment, transfer or delegation by any Grantor shall be void.

8.6. Set-Off. Each Grantor hereby irrevocably authorizes each Agent and each Lender at any time and from time to time while an Event of Default shall have occurred and be continuing, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Agent or such Lender to or for the credit or the account of such Grantor, or any part thereof in such amounts as such Agent or such Lender may elect, against and on account of the obligations and liabilities of such Grantor to such Agent or such Lender hereunder and claims of every nature and description of such Agent or such Lender against such Grantor, in any currency, whether arising hereunder, under the Credit Agreement or any other Loan Document, as such Agent or such Lender may elect, whether or not any Agent or any Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. Each Agent or each Lender shall notify such Grantor promptly of any such set-off and the application made by such Agent or such Lender of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Agent and each Lender under this Section are in addition to other rights and remedies (including other rights of set-off) which such Agent or such Lender may have.

8.7. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy or electronic pdf), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

8.8. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.9. Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

8.10. Integration. This Agreement and the other Loan Documents represent the agreement of the Grantors and the Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

8.11. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

8.12. Submission To Jurisdiction; Waivers. Each Grantor hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 8.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

8.13. Acknowledgements. Each Grantor hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b) no Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.

8.14. Additional Grantors. Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 7.10 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1.

8.15. Releases.

(a) At such time as (i) the Loans, the Reimbursement Obligations and all other Obligations (other than contingent surviving indemnity obligations in respect of which no claim or demand has been made, Borrower Hedge Agreement Obligations and Borrower Cash Management Arrangement Obligations) have been paid in full and all commitments to extend credit under the Loan Documents have terminated, and (ii) except as otherwise agreed by the affected Qualified Counterparties, the net termination liability under or in respect of, and other amounts due and payable under, Specified Hedge Agreements at such time shall have been (A) paid in full, (B) secured by the most senior liens upon the most extensive collateral securing any secured Indebtedness of each Grantor which provided a source of funding for repayment of any portion of the Loans outstanding at the time the Loans were paid in full, equally and ratably with such Indebtedness (whether or not other obligations are also secured equally and ratably with such liens or by junior liens upon such collateral), if (1) the agreement governing such Indebtedness provides the affected Qualified Counterparties with equivalent rights to those set forth in this Agreement as to the release or subordination of such senior liens and (2) the affected Qualified Counterparties are reasonably satisfied that the Moody’s and S&P debt ratings applicable to such Indebtedness are not lower than the debt ratings then most recently applicable to the Facilities, or (C) secured by any other collateral arrangement satisfactory to the Qualified Counterparty in its reasonable discretion, the Collateral shall immediately and automatically be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Administrative Agent shall deliver to such Grantor any Collateral held by the Administrative Agent hereunder and execute and deliver to such Grantor such documents (in form and substance reasonably satisfactory to such Grantor and the Administrative Agent) as such Grantor may reasonably request to evidence such termination.

(b) If any of the Collateral is sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Lien created pursuant to this Agreement in such Collateral shall be immediately and automatically released, and the Administrative Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable to evidence the release of such Collateral (not including Proceeds thereof) from the security interests created hereby. At the request and sole expense of the Borrower, a Subsidiary Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Subsidiary Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement; provided that the Borrower shall have delivered to the Administrative Agent, at least five Business Days prior to the date of the proposed release, a written request for release identifying the relevant Subsidiary Guarantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

8.16. WAIVER OF JURY TRIAL. EACH GRANTOR AND, BY ACCEPTANCE OF THE BENEFITS HEREOF, THE ADMINISTRATIVE AGENT AND EACH OTHER SECURED PARTY, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

8.17. Effectiveness of Obligations. The covenants, agreements and other obligations hereunder of the Company will become effective concurrently with (but not prior to) the effectiveness of the Merger pursuant to the filing and acceptance of a certificate of merger with the Secretary of State of the State of Delaware (which the parties hereto intend to occur substantially concurrently with the funding of the Initial Term Loans under the Credit Agreement), and thereupon such covenants, agreements and other obligations shall become fully effective and operative without any further grant, act, confirmation or consent by the Company.

IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

KAR HOLDINGS, INC.

By:	/s/ Eric M. Loughmiller
Name:	Eric M. Loughmiller
Title:	Executive Vice President, Chief Financial
Officer and Secretary

KAR HOLDINGS II, LLC

By:	/s/ Eric M. Loughmiller
Name:	Eric M. Loughmiller
Title:

ADESA, INC.

By:	/s/ Eric M. Loughmiller
Name:	Eric M. Loughmiller
Title:

INSURANCE AUTO AUCTIONS, INC.

By:	/s/ Eric M. Loughmiller
Name:	Eric M. Loughmiller
Title:

GRANTORS:

ADESA CORPORATION, LLC

By:	/s/ Eric M. Loughmiller
Name:	Eric M. Loughmiller
Title:

A.D.E. OF ARK-LA-TEX, INC.

By:	/s/ Eric M. Loughmiller
Name:	Eric M. Loughmiller
Title:

A.D.E. OF KNOXVILLE, LLC

By:	/s/ Eric M. Loughmiller
Name:	Eric M. Loughmiller
Title:

ADESA ARK-LA-TEX, LLC

By:	/s/ Eric M. Loughmiller
Name:	Eric M. Loughmiller
Title:

ADESA ARKANSAS, LLC

By:	/s/ Eric M. Loughmiller
Name:	Eric M. Loughmiller
Title:

ADESA ATLANTA, LLC

By:	/s/ Eric M. Loughmiller
Name:	Eric M. Loughmiller
Title:

ADESA BIRMINGHAM, LLC

By:	/s/ Eric M. Loughmiller
Name:	Eric M. Loughmiller
Title:

ADESA CALIFORNIA, LLC

By:	/s/ Eric M. Loughmiller
Name:	Eric M. Loughmiller
Title:

ADESA CHARLOTTE, LLC

By:	/s/ Eric M. Loughmiller
Name:	Eric M. Loughmiller
Title:

ADESA COLORADO, LLC

By:	/s/ Eric M. Loughmiller
Name:	Eric M. Loughmiller
Title:

ADESA DES MOINES, LLC

By:	/s/ Eric M. Loughmiller
Name:	Eric M. Loughmiller
Title:

ADESA FLORIDA, LLC

By:	/s/ Eric M. Loughmiller
Name:	Eric M. Loughmiller
Title:

ADESA IMPACT TEXAS, LLC

By:	/s/ Eric M. Loughmiller
Name:	Eric M. Loughmiller
Title:

ADESA INDIANAPOLIS, LLC

By:	/s/ Eric M. Loughmiller
Name:	Eric M. Loughmiller
Title:

ADESA LANSING, LLC

By:	/s/ Eric M. Loughmiller
Name:	Eric M. Loughmiller
Title:

ADESA LEXINGTON, LLC

By:	/s/ Eric M. Loughmiller
Name:	Eric M. Loughmiller
Title:

ADESA MISSOURI, LLC

By:	/s/ Eric M. Loughmiller
Name:	Eric M. Loughmiller
Title:

ADESA NEW JERSEY, LLC

By:	/s/ Eric M. Loughmiller
Name:	Eric M. Loughmiller
Title:

ADESA NEW YORK, LLC

By:	/s/ Eric M. Loughmiller
Name:	Eric M. Loughmiller
Title:

ADESA OHIO, LLC

By:	/s/ Eric M. Loughmiller
Name:	Eric M. Loughmiller
Title:

ADESA OKLAHOMA, LLC

By:	/s/ Eric M. Loughmiller
Name:	Eric M. Loughmiller
Title:

ADESA PENNSYLVANIA, INC.

By:	/s/ Eric M. Loughmiller
Name:	Eric M. Loughmiller
Title:

ADESA PHOENIX, LLC

By:	/s/ Eric M. Loughmiller
Name:	Eric M. Loughmiller
Title:

ADESA PROPERTIES CANADA, INC.

By:	/s/ Eric M. Loughmiller
Name:	Eric M. Loughmiller
Title:

ADESA SAN DIEGO, LLC

By:	/s/ Eric M. Loughmiller
Name:	Eric M. Loughmiller
Title:

ADESA-SOUTH FLORIDA, LLC

By:	/s/ Eric M. Loughmiller
Name:	Eric M. Loughmiller
Title:

ADESA SOUTHERN INDIANA, LLC

By:	/s/ Eric M. Loughmiller
Name:	Eric M. Loughmiller
Title:

ADESA TEXAS, INC.

By:	/s/ Eric M. Loughmiller
Name:	Eric M. Loughmiller
Title:

ADESA VIRGINIA, LLC

By:	/s/ Eric M. Loughmiller
Name:	Eric M. Loughmiller
Title:

ADESA WASHINGTON, LLC

By:	/s/ Eric M. Loughmiller
Name:	Eric M. Loughmiller
Title:

ADESA WISCONSIN, LLC

By:	/s/ Eric M. Loughmiller
Name:	Eric M. Loughmiller
Title:

ASSET HOLDINGS III, L.P.

By:	/s/ Eric M. Loughmiller
Name:	Eric M. Loughmiller
Title:

AUTO BANC CORPORATION

By:	/s/ Eric M. Loughmiller
Name:	Eric M. Loughmiller
Title:

AUTO DEALERS EXCHANGE OF CONCORD, LLC

By:	/s/ Eric M. Loughmiller
Name:	Eric M. Loughmiller
Title:

AUTO DEALERS EXCHANGE OF MEMPHIS, LLC

By:	/s/ Eric M. Loughmiller
Name:	Eric M. Loughmiller
Title:

AUTOMOTIVE FINANCE CORPORATION

By:	/s/ Eric M. Loughmiller
Name:	Eric M. Loughmiller
Title:

AUTOMOTIVE RECOVERY SERVICES, INC.

By:	/s/ Eric M. Loughmiller
Name:	Eric M. Loughmiller
Title:

AUTOVIN, INC.

By:	/s/ Eric M. Loughmiller
Name:	Eric M. Loughmiller
Title:

PAR, INC.

By:	/s/ Eric M. Loughmiller
Name:	Eric M. Loughmiller
Title:

AFC CAL, LLC

By:	/s/ Eric M. Loughmiller
Name:	Eric M. Loughmiller
Title:

AFC OF MINNESOTA CORPORATION

By:	/s/ Eric M. Loughmiller
Name:	Eric M. Loughmiller
Title:

AFC OF TN, LLC

By:	/s/ Eric M. Loughmiller
Name:	Eric M. Loughmiller
Title:

AXLE HOLDINGS, INC.

By:	/s/ Eric M. Loughmiller
Name:	Eric M. Loughmiller
Title:

INSURANCE AUTO AUCTIONS CORP.

By:	/s/ Eric M. Loughmiller
Name:	Eric M. Loughmiller
Title:

IAA SERVICES, INC.

By:	/s/ Eric M. Loughmiller
Name:	Eric M. Loughmiller
Title:

IAA ACQUISITION CORP.

By:	/s/ Eric M. Loughmiller
Name:	Eric M. Loughmiller
Title:

AUTO DISPOSAL SYSTEMS, INC.

By:	/s/ Eric M. Loughmiller
Name:	Eric M. Loughmiller
Title:

ADS PRIORITY TRANSPORT, LTD.

By:	/s/ Eric M. Loughmiller
Name:	Eric M. Loughmiller
Title:

ADS ASHLAND, LLC

By:	/s/ Eric M. Loughmiller
Name:	Eric M. Loughmiller
Title:

BEAR STEARNS CORPORATE LENDING INC.,
as Administrative Agent

By:	/s/ Victor Bulzacchelli
Name:	Victor Bulzacchelli
Title:	Vice President

Schedule 1

NOTICE ADDRESSES OF GUARANTORS

Name of Grantor	Notice Address
KAR Holdings II, LLC	c/o Kelso & Co. 320 Park Avenue New York, NY 10022

ADESA, Inc.	13085 Hamilton Crossing Blvd. Carmel, IN 46032

ADESA Corporation, LLC	13085 Hamilton Crossing Blvd. Carmel, IN 46032

A.D.E. of Ark-La-Tex, Inc.	13085 Hamilton Crossing Blvd. Carmel, IN 46032

A.D.E. of Knoxville, LLC	13085 Hamilton Crossing Blvd. Carmel, IN 46032

ADESA Ark-La-Tex, LLC	13085 Hamilton Crossing Blvd. Carmel, IN 46032

ADESA Arkansas, LLC	13085 Hamilton Crossing Blvd. Carmel, IN 46032

ADESA Atlanta, LLC	13085 Hamilton Crossing Blvd. Carmel, IN 46032

ADESA Birmingham, LLC	13085 Hamilton Crossing Blvd. Carmel, IN 46032

ADESA California, LLC	13085 Hamilton Crossing Blvd. Carmel, IN 46032

ADESA Charlotte, LLC	13085 Hamilton Crossing Blvd. Carmel, IN 46032

ADESA Colorado, LLC	13085 Hamilton Crossing Blvd. Carmel, IN 46032

ADESA Des Moines, LLC	13085 Hamilton Crossing Blvd. Carmel, IN 46032

ADESA Florida, LLC	13085 Hamilton Crossing Blvd. Carmel, IN 46032

ADESA Impact Texas, LLC	13085 Hamilton Crossing Blvd. Carmel, IN 46032

ADESA Indianapolis, LLC	13085 Hamilton Crossing Blvd. Carmel, IN 46032

ADESA Lansing, LLC	13085 Hamilton Crossing Blvd. Carmel, IN 46032

ADESA Lexington, LLC	13085 Hamilton Crossing Blvd. Carmel, IN 46032

ADESA Mexico, LLC	13085 Hamilton Crossing Blvd. Carmel, IN 46032

ADESA Missouri, LLC	13085 Hamilton Crossing Blvd. Carmel, IN 46032

ADESA New Jersey, LLC	13085 Hamilton Crossing Blvd. Carmel, IN 46032

ADESA New York, LLC	13085 Hamilton Crossing Blvd. Carmel, IN 46032

ADESA Ohio, LLC	13085 Hamilton Crossing Blvd. Carmel, IN 46032

ADESA Oklahoma, LLC	13085 Hamilton Crossing Blvd. Carmel, IN 46032

ADESA Pennsylvania, Inc.	13085 Hamilton Crossing Blvd. Carmel, IN 46032

ADESA Phoenix, LLC	13085 Hamilton Crossing Blvd. Carmel, IN 46032

ADESA Properties Canada, Inc.	13085 Hamilton Crossing Blvd. Carmel, IN 46032

ADESA San Diego, LLC	13085 Hamilton Crossing Blvd. Carmel, IN 46032

ADESA-South Florida, LLC	13085 Hamilton Crossing Blvd. Carmel, IN 46032

ADESA Southern Indiana, LLC	13085 Hamilton Crossing Blvd. Carmel, IN 46032

ADESA Texas, Inc.	13085 Hamilton Crossing Blvd. Carmel, IN 46032

ADESA Virginia, LLC	13085 Hamilton Crossing Blvd. Carmel, IN 46032

ADESA Washington, LLC	13085 Hamilton Crossing Blvd. Carmel, IN 46032

ADESA Wisconsin, LLC	13085 Hamilton Crossing Blvd. Carmel, IN 46032

Asset Holdings III, L.P.	13085 Hamilton Crossing Blvd. Carmel, IN 46032

Auto Banc Corporation	13085 Hamilton Crossing Blvd. Carmel, IN 46032

Auto Dealers Exchange of Concord, LLC	13085 Hamilton Crossing Blvd. Carmel, IN 46032

Auto Dealers Exchange of Memphis, LLC	13085 Hamilton Crossing Blvd. Carmel, IN 46032

Automotive Recovery Services, Inc.	13085 Hamilton Crossing Blvd. Carmel, IN 46032

AutoVIN, Inc.	13085 Hamilton Crossing Blvd. Carmel, IN 46032

PAR, Inc.	13085 Hamilton Crossing Blvd. Carmel, IN 46032

AFC Cal, LLC	13085 Hamilton Crossing Blvd. Carmel, IN 46032

AFC of Minnesota Corporation	13085 Hamilton Crossing Blvd. Carmel, IN 46032

AFC of TN, LLC	13085 Hamilton Crossing Blvd. Carmel, IN 46032

Automotive Finance Corporation	13085 Hamilton Crossing Blvd. Carmel, IN 46032

Guarantor	Address
Axle Holdings, Inc.	c/o Kelso & Company 320 Park Avenue, 24th Floor New York, NY 10022 Attention: James Conners

Insurance Auto Auctions Corp.	Two Westbrook Corporate Center, Suite 500, Westchester, IL 60154 Attention: Eric Loughmiller, with a copy to Sidney L. Kerley

IAA Services, Inc.	Two Westbrook Corporate Center, Suite 500, Westchester, IL 60154 Attention: Eric Loughmiller, with a copy to Sidney L. Kerley

IAA Acquisition Corp.	Two Westbrook Corporate Center, Suite 500, Westchester, IL 60154 Attention: Eric Loughmiller, with a copy to Sidney L. Kerley

Auto Disposal Systems, Inc	Two Westbrook Corporate Center, Suite 500, Westchester, IL 60154 Attention: Eric Loughmiller, with a copy to Sidney L. Kerley

ADS Priority Transport, Ltd.	Two Westbrook Corporate Center, Suite 500, Westchester, IL 60154 Attention: Eric Loughmiller, with a copy to Sidney L. Kerley

ADS Ashland, LLC	Two Westbrook Corporate Center, Suite 500, Westchester, IL 60154 Attention: Eric Loughmiller, with a copy to Sidney L. Kerley

Schedule 2

DESCRIPTION OF INVESTMENT PROPERTY

Pledged Stock:

Pledgor	Issuer	Class of Stock	Certificated (Y/N)	Certificate No.	Number of Shares/Interest	Percent of Entity Pledged
KAR Holdings II, LLC	KAR Holdings, Inc.	Common	Yes	2	10,624,352	100%

KAR Holdings, Inc.	ADESA, Inc.	Common	Yes	1	100	100%

KAR Holdings, Inc.	Axle Holdings, Inc.	Common	Yes	3	5,605,697	100%

A.D.E. of Ark-La-Tex, Inc.	ADESA Ark- La-Tex, LLC	N/A	No	N/A	Sole Member	100%

ADESA Florida, LLC	ADESA-South Florida, LLC	N/A	No	N/A	Sole Member	100%

ADESA, Inc.	3048540 Novia Scotia Company	Common	Yes	10	3,957,756	65%

ADESA, Inc.	A.D.E. of Ark- La-Tex, Inc.	Common	Yes	1	100	100%

ADESA, Inc.	ADESA Missouri, LLC	N/A	No	N/A	Sole Member	100%

ADESA, Inc.	ADESA New Jersey, LLC	N/A	Yes	1	100% Membership Interest	100%

ADESA, Inc.	ADESA Pennsylvania, Inc.	Common	Yes	1	100	100%

ADESA, Inc.	ADESA Properties, Inc.	Common	Yes	1	100	100%

ADESA, Inc.	ADESA Texas, Inc.	Common	Yes	2	10,000	100%

ADESA, Inc.	Auto Banc Corporation	Common	Yes	1	100	100%

ADESA, Inc.	Automotive Finance Corporation	Common	Yes	4	500	100%

ADESA, Inc.	Automotive Recovery Services, Inc.	Common	Yes	2	100	100%

ADESA, Inc.	AutoVIN, Inc.	Common	Yes	7	1,000	100%

ADESA, Inc.	PAR, Inc.	Common	Yes	1	100	100%

ADESA, Inc.	A.D.E. of Knoxville, LLC	N/A	Yes	1	100% Membership Interest	100%

ADESA, Inc.	ADESA Arkansas, LLC	N/A	No	N/A	Sole Member	100%

ADESA, Inc.	ADESA Birmingham, LLC	N/A	No	N/A	Sole Member	100%

ADESA, Inc.	ADESA California, LLC	N/A	No	N/A	Sole Member	100%

ADESA, Inc.	ADESA Charlotte, LLC	N/A	No	N/A	Sole Member	100%

ADESA, Inc.	ADESA Colorado, LLC	N/A	No	N/A	Sole Member	100%

ADESA, Inc.	ADESA Corporation, LLC	N/A	No	N/A	Sole Member	100%

ADESA, Inc.	ADESA Des Moines, LLC	N/A	No	N/A	Sole Member	100%

ADESA, Inc.	ADESA Florida, LLC	N/A	No	N/A	Sole Member	100%

ADESA, Inc.	ADESA Indianapolis, LLC	N/A	No	N/A	Sole Member	100%

ADESA, Inc.	ADESA Lansing, LLC	N/A	No	N/A	Sole Member	100%

ADESA, Inc.	ADESA Lexington, LLC	N/A	No	N/A	Sole Member	100%

ADESA, Inc.	ADESA New York, LLC	N/A	No	N/A	Sole Member	100%

ADESA, Inc.	ADESA Ohio, LLC	N/A	No	N/A	Sole Member	100%

ADESA, Inc.	ADESA Oklahoma, LLC	N/A	No	N/A	Sole Member	100%

ADESA, Inc.	ADESA Southern Indiana, LLC	N/A	No	N/A	Sole Member	100%

ADESA, Inc.	ADESA Washington, LLC	N/A	No	N/A	Sole Member	100%

ADESA, Inc.	ADESA Wisconsin, LLC	N/A	No	N/A	Sole Member	100%

ADESA, Inc.	Auto Dealers Exchange of Concord, LLC	N/A	No	N/A	Sole Member	100%

ADESA, Inc.	Auto Dealers Exchange of Memphis, LLC	N/A	Yes	N/A	100% Membership Interest	100%

ADESA, Inc.	Asset Holdings III, L.P.	N/A	No	N/A	General Partner	50%

ADESA Properties, Inc.	ADESA Properties Canada, Inc.	Common	Yes	3	100	100%

ADESA Properties Canada, Inc.	3048538 Nova Scotia Company	Common	Yes	8	39,979	65%

ADESA New Jersey, LLC	ADESA Atlanta, LLC	N/A	No.	N/A	Sole Member	100%

ADESA New Jersey, LLC	ADESA Phoenix, LLC	N/A	No.	N/A	Sole Member	100%

AutoVIN, Inc.	AutoVIN Canada Corporation	Common	Yes	4	65	65%

ADESA Corporation, LLC	Asset Holdings III, L.P.	N/A	No	N/A	Limited Partner	50%

ADESA Corporation, LLC	ADESA Virginia, LLC	N/A	No	N/A	Sole Member	100%

ADESA, Inc.	AFC Cal, LLC	N/A	No	N/A	Sole Member	100%

ADESA, Inc.	AFC of Minnesota Corporation	Common	Yes	1	300	100%

ADESA, Inc.	AFC of TN, LLC	N/A	No	N/A	Sole Member	100%

Automotive Finance Corporation	Automotive Finance Canada Inc.	Common	Yes	4	650	65%

ADESA, Inc.	ADESA San Diego, LLC	N/A	No	N/A	Sole Member	100%

Automotive Finance Corporation	IRT Receivables Corp.	Common	Yes	1	1,000	100%

Pledged Notes:

Issuer	Payee	Principal Amount
Automotive Finance Corporation	ADESA, Inc.		$65,000,000

3048540 Nova Scotia Company	ADESA, Inc.	Cdn$	83,160,000

Pledged Stock:

Issuer	Class of Stock	Certificate No. (if uncertificated, please indicate so)	No. of Shares
Insurance Auto Auctions, Inc.	Common Shares	PM-1	100
Insurance Auto Auctions Corp.	Common Stock	2	100
IAA Services, Inc.	Common Shares	1	100
IAA Acquisition Corp.	Common Stock	R-1	100
Auto Disposal Systems, Inc	Common Stock	40	450
ADS Priority Transport, Ltd.	Membership Interest	N/A	N/A
ADS Ashland, LLC	Membership Interest	N/A	N/A

Pledged Notes:

Issuer	Payee	Principal Amount
Insurance Auto Auctions Corp.	Insurance Auto Auctions, Inc.	$6,000,000.00
Insurance Auto Auctions Corp.	Insurance Auto Auctions, Inc.	$6,000,000.00
Insurance Auto Auctions Corp.	Insurance Auto Auctions, Inc.	$3,000,000.00
Insurance Auto Auctions Corp.	Insurance Auto Auctions, Inc.	$3,000,000.00
Insurance Auto Auctions Corp.	Insurance Auto Auctions, Inc.	$4,402,213.00
Insurance Auto Auctions Corp.	Insurance Auto Auctions, Inc.	$2,110,000.00
Insurance Auto Auctions Corp.	Insurance Auto Auctions, Inc.	$1,350,000.00
Insurance Auto Auctions Corp.	Insurance Auto Auctions, Inc.	$1,740,000.00
Insurance Auto Auctions Corp.	Insurance Auto Auctions, Inc.	$2,500,000.00
Insurance Auto Auctions Corp.	Insurance Auto Auctions, Inc.	$1,010,000.00
Insurance Auto Auctions Corp.	Insurance Auto Auctions, Inc.	$2,475,000.00
Insurance Auto Auctions Corp.	Insurance Auto Auctions, Inc.	$1,379,789.00
Insurance Auto Auctions Corp.	Insurance Auto Auctions, Inc.	$1,260,000.00
Insurance Auto Auctions Corp.	Insurance Auto Auctions, Inc.	$36,893,414.00
Insurance Auto Auctions Corp.	Insurance Auto Auctions, Inc.	$22,611,684.00

Insurance Auto Auctions Corp.	Insurance Auto Auctions, Inc.	$900,000.00
IAA Services, Inc.	Insurance Auto Auctions, Inc.	$509,000.00
IAA Acquisition Corp.	Insurance Auto Auctions Corp.	$900,000.00
IAA Acquisition Corp.	Insurance Auto Auctions Corp.	$6,000,000.00
Insurance Auto Auctions Corp.	Insurance Auto Auctions, Inc.	$2,350,000.00
Insurance Auto Auctions Corp	Insurance Auto Auctions, Inc.	$14,600,000.00

Schedule 3

EXACT LEGAL NAME; LOCATION OF JURISDICTION OF ORGANIZATION; CHIEF

EXECUTIVE OFFICE

Exact Legal Name of Grantor	Jurisdiction of Organization	Organizational ID Number	Location of Chief Executive Office
KAR Holdings II, LLC	Delaware	4269612	c/o Kelse & Co. 320 Park Avenue New York, NY 10022

KAR Holdings, Inc.	Delaware	4248708	c/o Kelse & Co. 320 Park Avenue New York, NY 10022

ADESA, Inc.	Delaware	3756134	13085 Hamilton Crossing Blvd. Carmel, IN 46032

ADESA Corporation, LLC	Indiana	2004030800075	13085 Hamilton Crossing Blvd. Carmel, IN 46032

A.D.E. of Ark-La-Tex, Inc.	Louisiana	34631572D	13085 Hamilton Crossing Blvd. Carmel, IN 46032

A.D.E. of Knoxville, LLC	Tennessee	0266251	13085 Hamilton Crossing Blvd. Carmel, IN 46032

ADESA Ark-La-Tex, LLC	Louisiana	34646668K	13085 Hamilton Crossing Blvd. Carmel, IN 46032

ADESA Arkansas, LLC	Delaware	3733161	13085 Hamilton Crossing Blvd. Carmel, IN 46032

ADESA Atlanta, LLC	New Jersey	0600095736	13085 Hamilton Crossing Blvd. Carmel, IN 46032

ADESA Birmingham, LLC	Alabama	DLL695-885	13085 Hamilton Crossing Blvd. Carmel, IN 46032

ADESA California, LLC	California	200401210075	13085 Hamilton Crossing Blvd. Carmel, IN 46032

ADESA Charlotte, LLC	North Carolina	0335033	13085 Hamilton Crossing Blvd. Carmel, IN 46032

ADESA Colorado, LLC	Colorado	20001158608	13085 Hamilton Crossing Blvd. Carmel, IN 46032

ADESA Des Moines, LLC	Iowa	226539	13085 Hamilton Crossing Blvd. Carmel, IN 46032

ADESA Florida, LLC	Florida	L03000053266	13085 Hamilton Crossing Blvd. Carmel, IN 46032

ADESA Impact Texas, LLC	Texas	800680584	13085 Hamilton Crossing Blvd. Carmel, IN 46032

ADESA Indianapolis, LLC	Indiana	2003121900068	13085 Hamilton Crossing Blvd. Carmel, IN 46032

ADESA Lansing, LLC	Michigan	B7112N	13085 Hamilton Crossing Blvd. Carmel, IN 46032

ADESA Lexington, LLC	Kentucky	0574773	13085 Hamilton Crossing Blvd. Carmel, IN 46032

ADESA Mexico, LLC	Indiana	2002042400011	13085 Hamilton Crossing Blvd. Carmel, IN 46032

ADESA Missouri, LLC	Missouri	LC0573487	13085 Hamilton Crossing Blvd. Carmel, IN 46032

ADESA New Jersey, LLC	New Jersey	0600255539	13085 Hamilton Crossing Blvd. Carmel, IN 46032

ADESA New York, LLC	New York	None	13085 Hamilton Crossing Blvd. Carmel, IN 46032

ADESA Ohio, LLC	Ohio	1429876	13085 Hamilton Crossing Blvd. Carmel, IN 46032

ADESA Oklahoma, LLC	Oklahoma	3512025120	13085 Hamilton Crossing Blvd. Carmel, IN 46032

ADESA Pennsylvania, Inc.	Pennsylvania	2714940	13085 Hamilton Crossing Blvd. Carmel, IN 46032

ADESA Phoenix, LLC	New Jersey	0600095737	13085 Hamilton Crossing Blvd. Carmel, IN 46032

ADESA Properties Canada, Inc.	Delaware	3384015	13085 Hamilton Crossing Blvd. Carmel, IN 46032

ADESA San Diego, LLC	California	200127610109	13085 Hamilton Crossing Blvd. Carmel, IN 46032

ADESA-South Florida, LLC	Indiana	1994070476	13085 Hamilton Crossing Blvd. Carmel, IN 46032

ADESA Southern Indiana, LLC	Indiana	2003120800421	13085 Hamilton Crossing Blvd. Carmel, IN 46032

ADESA Texas, Inc.	Texas	136915600	13085 Hamilton Crossing Blvd. Carmel, IN 46032

ADESA Virginia, LLC	Virginia	S152465-3	13085 Hamilton Crossing Blvd. Carmel, IN 46032

ADESA Washington, LLC	Washington	602353202	13085 Hamilton Crossing Blvd. Carmel, IN 46032

ADESA Wisconsin, LLC	Wisconsin	A034574	13085 Hamilton Crossing Blvd. Carmel, IN 46032

Asset Holdings III, L.P.	Ohio	886487	13085 Hamilton Crossing Blvd. Carmel, IN 46032

Auto Banc Corporation	New Jersey	0100602202	13085 Hamilton Crossing Blvd. Carmel, IN 46032

Auto Dealers Exchange of Concord, LLC	Massachusetts	000855896	13085 Hamilton Crossing Blvd. Carmel, IN 46032

Auto Dealers Exchange of Memphis, LLC	Tennessee	0216873	13085 Hamilton Crossing Blvd. Carmel, IN 46032

Automotive Recovery Services, Inc.	Indiana	2000121400709	13085 Hamilton Crossing Blvd. Carmel, IN 46032

AutoVIN, Inc.	Indiana	1999091394	13085 Hamilton Crossing Blvd. Carmel, IN 46032

PAR, Inc.	Indiana	1997122005	13085 Hamilton Crossing Blvd. Carmel, IN 46032

AFC Cal, LLC	California	200703310096	13085 Hamilton Crossing Blvd. Carmel, IN 46032

AFC of Minnesota Corporation	Minnesota	22034462	13085 Hamilton Crossing Blvd. Carmel, IN 46032

AFC of TN, LLC	Tennessee	0540388	13085 Hamilton Crossing Blvd. Carmel, IN 46032

Automotive Finance Corporation	Indiana	198701 824	13085 Hamilton Crossing Blvd. Carmel, IN 46032

Exact Legal Name of Grantor	Jurisdiction of Organization	Location of Chief Executive Office	Organizational Identification Number
Axle Holdings, Inc.	Delaware	c/o Kelso & Company 320 Park Avenue, 24th Floor New York, NY 10022	3928280
Insurance Auto Auctions, Inc.	Illinois	Two Westbrook Corporate Center, Suite 500, Westchester, IL 60154	59536354
Insurance Auto Auctions Corp.	Delaware	Two Westbrook Corporate Center, Suite 500, Westchester, IL 60154	2362823
IAA Services, Inc.	Illinois	Two Westbrook Corporate Center, Suite 500, Westchester, IL 60154	60481717
IAA Acquisition Corp.	Delaware	Two Westbrook Corporate Center, Suite 500, Westchester, IL 60154	3188340
Auto Disposal Systems, Inc	Ohio	Two Westbrook Corporate Center, Suite 500, Westchester, IL 60154	531796

ADS Priority Transport, Ltd.	Ohio	Two Westbrook Corporate Center, Suite 500, Westchester, IL 60154	N/A
ADS Ashland, LLC	Ohio	Two Westbrook Corporate Center, Suite 500, Westchester, IL 60154	N/A

PRIOR ADDRESS OF CHIEF EXECUTIVE OFFICE

Grantor	Prior Address
Insurance Auto Auctions, Inc.	850 East Algonquin Rd., Suite 100 Schaumburg, IL 60173

Insurance Auto Auctions Corp.	850 East Algonquin Rd., Suite 100 Schaumburg, IL 60173

IAA Services, Inc.	850 East Algonquin Rd., Suite 100 Schaumburg, IL 60173

IAA Acquisition Corp.	850 East Algonquin Rd., Suite 100 Schaumburg, IL 60173

Auto Disposal Systems, Inc	8136 Old Yankee Road Dayton, OH 45427

ADS Priority Transport, Ltd.	8136 Old Yankee Road Dayton, OH 45427

ADS Ashland, LLC	8136 Old Yankee Road Dayton, OH 45427

Schedule 4

FILINGS AND OTHER ACTIONS

REQUIRED TO PERFECT SECURITY INTERESTS

Uniform Commercial Code Filings

UCC-1 financing statements to be filed with the Secretary of State of the jurisdiction of formation of each Grantor.

Copyright, Patent and Trademark Filings

Filings of security interests will be necessary with regard to registered and applied for Intellectual Property at the US Patent and Trademark Office (with respect to registered and applied-for US patents and US trademarks) and the US Copyright Office (with respect to registered and applied-for US copyrights). In addition, filings and other actions will be necessary for foreign Intellectual Property (current and after-acquired), and filings will be needed for after-acquired Intellectual Property or unregistered Intellectual Property that later changes to applied-for or registered status.

Actions with respect to Pledged Stock**

Delivery of certificated collateral with certificates of transfer.

Other Actions

Compliance will be necessary with any certificate of title under a statute of any jurisdiction under the law of which indication of a security interest on such certificate is required as a condition of perfection thereof. In addition, compliance will be necessary with any statute, regulation or treaty of the United States whose requirements for obtaining priority over the rights of a lien creditor with respect to the property preempt Section 9-310(a) of the UCC as in effect in the applicable jurisdiction.

**	If the interest of a Grantor in Pledged Stock appears on the books of a financial intermediary, a control agreement as described in Section 8-106 of the New York UCC may be required by the Administrative Agent.

Schedule 5

LOCATIONS OF INVENTORY AND EQUIPMENT

Grantor	Locations
ADESA, Inc.	ADESA, Inc. 13085 Hamilton Crossing Blvd. Carmel, IN 46032

ADESA Ark-La-Tex, LLC	ADESA Shreveport 7655 Highway 80 West Shreveport, LA 46825

AutoVin, Inc.	AutoVin, Inc. 50 Mansell Court East, Suite 200 Roswell, GA 30076

ADESA Birmingham, LLC	ADESA Birmingham 804 Sollie Drive Moody, AL 35004

Auto Dealers Exchange of Concord, LLC	ADESA Boston 63 Western Avenue Framingham, MA 32219

ADESA New York, LLC	ADESA Buffalo 12200 Main Street Akron, NY 14001

ADESA Long Island 425 Patchogue Yaphank Road Yaphank, NY 11980

ADESA Charlotte, LLC	ADESA Charlotte 11600 Fruehauf Drive Charlotte, NC 28273

ADESA Ohio, LLC	ADESA Cincinnati-Dayton 4400 William C.Good Blvd. Franklin, OH 45005

ADESA Texas, Inc.	ADESA Dallas 1224-E Big Town Road Mesquite, TX 71549

ADESA Des Moines, LLC	ADESA Des Moines 1800 Gateway Drive Grimes, IA 50311

ADESA California, LLC	ADESA Golden Gate 18501 W. Stanford Road Tracy, CA 95377

ADESA Los Angeles 11625 Nino Way Mira Loma, CA 91752

ADESA Indianapolis, LLC	ADESA Indianapolis 2950 E. Main Street Plainfield, IN 46168

ADESA Florida, LLC	ADESA Jacksonville 11700 New Kings Road Jacksonville, FL 32219

ADESA Sarasota 6005 24th Street East Bradenton, FL 34203

ADESA Missouri, LLC	ADESA Kansas City 101 Southwest Oldham Parkway Lee’s Summit, MO 64081

Auto Dealers Exchange of Memphis, LLC	ADESA Memphis 5400 Getwell At Holmes Road Memphis, TN 38118

ADESA New Jersey, LLC	ADESA NJ 200 N. Main Street Manville, NJ 08835

ADESA Phoenix, LLC	ADESA Phoenix 400 N. Beck Avenue Chandler, AZ 85226

Borrower/Grantor	Address	County
Branch No. 0000
Insurance Auto Auctions, Inc.	Corporate Headquarters Two Westbrook Corporate Center, Suite 500 Westchester, IL 60154	Cook
Insurance Auto Auctions, Inc.	Corporate Data Center 111 Plaza Drive, Westmont, IL 60559	DuPage

Branch No. 0111
Insurance Auto Auctions, Inc.	7245 Laurel Canyon Blvd., North Hollywood, CA 91605	Los Angeles

Branch No. 0113
Insurance Auto Auctions, Inc.	12725 Trade Avenue, Colton, CA 92324	San Bernardino
Insurance Auto Auctions, Inc.	E Key Street Colton, CA	San Bernardino

Branch No. 0114
Insurance Auto Auctions, Inc.	91-445 Komohana Street, Kapolei, Hawaii 96707	Honolulu

Branch No. 0115
Insurance Auto Auctions, Inc.	Parcel No. 648-040-13, Otay Mesa, CA	San Diego
Insurance Auto Auctions, Inc.	1155 “A” Pogo Row, Brown Field Airport, San Diego, CA 92154	San Diego
Insurance Auto Auctions, Inc.	1155 Pogo Row, Brown Field Airport, San Diego, CA 92154	San Diego

Branch No. 0131
Insurance Auto Auctions, Inc.	2961 East LaJolla Street, Anaheim, CA 92806	Orange

Insurance Auto Auctions, Inc.	1460 North Red Gum Street, Anaheim, CA 92806	Orange
Insurance Auto Auctions, Inc.	1448 North Red Gum Street Anaheim, CA 92806	Orange

Branch No. 0132
Insurance Auto Auctions, Inc.	13901 San Bernardino Avenue, San Bernardino, CA	San Bernardino
Insurance Auto Auctions, Inc.	9880 Banana Avenue, Fontana, CA 92335	San Bernadino

Branch No. 0134
Insurance Auto Auctions, Inc.	18300 S. Vermont Avenue, Los Angeles, CA 90006	Los Angeles

Branch No. 0140
Insurance Auto Auctions Inc.	4400 Broadway Blvd., Albuquerque, NM 87105	Bernalillo

Branch No. 0151
Insurance Auto Auctions Inc.	2299 West Broadway Road, Phoenix, AZ 85066	Maricopa

Branch No. 0308
Insurance Auto Auctions, Inc.	4415 Northeast 158th Avenue, Portland, OR 97230	Multnomah
Branch No. 0309
Insurance Auto Auctions, Inc.	1000 Bethel Drive, Eugene, OR 97402	Multnomah

Branch No. 0311
Insurance Auto Auctions, Inc.	14335 S.W. Edy Road, Sherwood, OR 97140	Washington

Branch No. 0322
Insurance Auto Auctions, Inc.	8018 West Sunset Highway, Spokane, WA 99204	Spokane

Branch No. 0323
Insurance Auto Auctions, Inc.	3130 D Street SE, Auburn, WA 98002	King
Insurance Auto Auctions, Inc.	32400 148th Street, Auburn, WA 98092	King

Branch No. 0327
Insurance Auto Auctions, Inc.	8801 East Marginal Way South, Tukwila, WA 98108-4007	King
Insurance Auto Auctions, Inc.	9229 East Marginal Way South, Tukwila, WA	King

Branch No. 0331
Insurance Auto Auctions, Inc.	11535 Douglas Road, Rancho Cardova, CA 95742	Sacramento
Insurance Auto Auctions, Inc.	11499 Douglas Road, Rancho Cordova, CA 95742	Sacramento

Branch No. 0332
Insurance Auto Auctions, Inc.	2780 Willow Pass Road, Bay Point, CA 94565	Contra Costa

Branch No. 0333
Insurance Auto Auctions, Inc.	2233 South Seventh Street, San Jose, CA 95112	Santa Clara

Branch No. 0337
Insurance Auto Auctions, Inc.	1805 N Lafayette Fresno, CA 93705	Fresno

Branch No. 0341
Insurance Auto Auctions, Inc.	3707 East Linden Street, Caldwell, ID 83605	Canyon

Branch No. 0342
Insurance Auto Auctions, Inc.	1800 South 1100 West, West Haven, UT 84401	Weber

Branch No 0360
Insurance Auto Auctions Inc	10131 Garrymore Lane Missoula, MT 59802	Missoula

Branch No 0370
Insurance Auto Auctions Inc.	409 W 66th Way Denver, CO 80221	Adams

Branch No 0371
Insurance Auto Auctions Inc.	1280 N Highway 50 Delta, CO 81416	Delta

Branch No 0411
Insurance Auto Auctions Corp.	4226 East Main Street, Grand Prairie, TX 75050	Dallas

Branch No. 0412
Insurance Auto Auctions Corp	4701 Agnes St., Corpus Christi, TX 78405	Nueces

Branch No. 0413
Insurance Auto Auctions Corp.	6875 Will Clayton Parkway Humble, TX 77338	Harris

Branch No. 0414
TAP Acquisition Corp. (merged into Insurance Auto Auctions Corp.)	12575 Hiram Clarke Rd., Houston, TX 77045	Harris

Branch No. 0415
Insurance Auto Auctions Corp.	10475 Somerset Road, San Antonio, TX 78211-4802	Bexar

Branch No. 0416
Insurance Auto Auctions Corp.	701 W 81st Street Odessa, TX 79764	Ector

Branch No. 0418
Insurance Auto Auctions Corp.	1000 Dalton Lane, Austin, TX 78742	Travis

Branch No. 0419
Insurance Auto Auctions Corp.	5577 Highway 80 East, Longview, TX 75605	Harrison

Branch No. 0420
Insurance Auto Auctions Corp.	14651 Gateway West, El Paso, TX 79927	El Paso

Branch No. 0421
Insurance Auto Auctions Corp.	5555 SW 44th, Oklahoma City, OK 73179	Oklahoma
Insurance Auto Auctions Corp.	5745 E Apache Tulsa, OK

Branch No. 0422
Insurance Auto Auctions Corp.	29000 Frost Road, Baton Rouge, LA 70754-2619	Livingston

Branch No. 0423
Insurance Auto Auctions Corp.	4900 South Kerr Road, Scott, AR 72142	Lonoke

Branch No. 0424
Insurance Auto Auctions Corp.	4350 Irvington Road, Tucson, AZ 85714	Hinds

Branch No. 0425
Insurance Auto Auctions Corp.	100 Beasley Road, Jackson, MS 39206	Hinds
Insurance Auto Auctions Corp.	6621 N State St Jackson, MS 39213	Hinds

Branch No. 0456
Insurance Auto Auctions, Inc.	2535 West Mount Houston Road, Houston, TX 77038	Harris

Branch No. 0509
Insurance Auto Auctions, Inc.	301 Madigan Drive, Lincoln, IL 62656	Logan

Branch No. 0511
Insurance Auto Auctions, Inc.	280 East Sullivan Road, Aurora, IL 60505	Kane
Insurance Auto Auctions, Inc.	336 East Sullivan Road, Aurora, IL 60504	Kane

Branch No. 0513
Insurance Auto Auctions, Inc.	13535 S Kostner Crestwood, IL 60445	Cook

Branch No. 0514
Insurance Auto Auctions, Inc.	110 East Palatine Road, Wheeling, IL 60090	Cook

Branch No. 0515
Insurance Auto Auctions, Inc.	16535 S. Crawford Ave., Markham, IL 60426	Cook
Insurance Auto Auctions, Inc.	16425-16433 S. Crawford Ave., Markham, IL 60426	Cook

Branch No. 0516
Insurance Auto Auctions Corp.	8251 Rawsonville Road Rawsonville, MI 48111	Wayne

Branch No. 0518
Insurance Auto Auctions Corp.	700 100th Street SW, Byron Center, MI 49315	Kent

Branch No. 0521
IAA Acquisition Corp.	N 70 W 25277 Indian Grass Lane, Sussex, WI 53089	Waukesha

Branch No. 0522
IAA Acquisition Corp.	2590 South Casaloma Drive, Appleton, WI 54915	Outagamie

Branch No. 0524
Insurance Auto Auctions, Inc.	4460 Highway 162, Granite City, IL 62040	Madison
Insurance Auto Auctions, Inc.	4378 Elliot Road, Pontoon Beach, IL 62040	Madison
Insurance Auto Auctions, Inc.	4380 Elliot Road, Pontoon Beach, IL 62040	Madison

Branch No. 0525
Insurance Auto Auctions, Inc.	4506-07 S. 52nd St., Omaha, NE 68117	Douglas
Insurance Auto Auctions, Inc.	5117 “J” Street Omaha, NE	Douglas

Branch No. 0526
Insurance Auto Auctions, Inc.	1280 Jackson Street, St. Paul, MN 55117	Ramsey
Insurance Auto Auctions, Inc.	1336 Jackson Street, St. Paul, MN 55117	Ramsey
Insurance Auto Auctions, Inc.	Norpac Road St. Paul, MN 55117	Ramsey
Insurance Auto Auctions, Inc.	7700 – 7802 County Road 101 Shakopee, MN 55379	Scott

Branch No. 0527
Insurance Auto Auctions, Inc.	2663 S 88th Street Kansas City, KS 66111	Wyandotte

Branch No. 0529
Insurance Auto Auctions, Inc.	5156 Rice Lake Road, Duluth, MN 55803	St. Louis

Branch No. 531
Insurance Auto Auctions Corp.	1155 North Eldon, Springfield, MO 65803	Greene

Branch No. 533
Insurance Auto Auctions, Inc.	270 West 53rd Street North, Park City, Wichita, KS 67204	Sedgwick

Branch No. 0536
Insurance Auto Auctions Corp.	1914 East Euclid Des Moines, IA 50313	Polk

Branch No. 0537
Insurance Auto Auctions Corp.	3305 Big Woods Road Cedar Falls, IA 50707	Blackhawk

Branch No. 0538
Insurance Auto Auctions Corp.	4840 Harbor Drive, Suite B Sioux City, IA 51111	Woodburg

Branch No. 0541
Insurance Auto Auctions Corp.	3302 South Harding Street Indianapolis, IN 46217	Marion
Insurance Auto Auctions Corp.	3300 South Harding Street Indianapolis, IN 46217	Marion

Branch No. 0542
Insurance Auto Auctions Corp.	25631 SR 2 South Bend, IN 46619	St Joseph

Branch No. 611
Insurance Auto Auctions Corp.	700 Federal Blvd., Turnpike Industrial Center, Carteret, NJ	Middlesex

Branch No. 0612
Insurance Auto Auctions, Inc.	250 Barnsboro Road, Blackwood, NJ	Camden

Branch No. 0613
Insurance Auto Auctions Corp.	22 Peconic Avenue, Medford, NY 11763	Suffolk
Insurance Auto Auctions Corp.	22 Peconic Avenue, “A”, Medford, NY 11763	Suffolk
Insurance Auto Auctions Corp.	66 Peconic Avenue, Medford, NY	Suffolk
Insurance Auto Auctions Corp.	66 Peconic Avenue, “A”, Medford, NY 11763	Suffolk

Branch No. 0614
Insurance Auto Auctions, Inc.	318-F Texas Road, Morganville, New Jersey a/k/a 426 Texas Road, Morganville, New Jersey 07751	Monmouth

Branch No. 0616
Insurance Auto Auctions Corp.	1424 Lunenburg Road, Lancaster, MA 01523	Worcester

Branch No. 0619
IAA Acquisition Corp.	49 Bairdford Road, Gibsonia, PA 15044	Allegheny
IAA Acquisition Corp.	1013 Executive Drive Gibsonia, PA 15044	Allegheny

Branch No. 0622
Insurance Auto Auctions Corp.	100 Industrial Way, Conshohocken, PA 19428	Montgomery
Insurance Auto Auctions Corp.	Carlin Road & Ridge Pike Norristown, PA 19043	Warren

Branch No. 0623
Insurance Auto Auctions Corp.	Lots 1, 2, 3, 4, 5 and 6 located on Lynwood Drive, East Windsor, CT (a/k/a 47 Newberry Road, East Windsor, CT 06088)	Hartford

Branch No. 0624
Insurance Auto Auctions Corp.	366 Vulcan Street, Buffalo, NY 14207	Erie

Branch No. 0625
Insurance Auto Auctions Corp.	522 Trolley Blvd., Rochester, NY 14606	Monroe
Insurance Auto Auctions Corp.	30 Person Place, Gates, NY 14606	Monroe

Branch No. 0626
Insurance Auto Auctions Corp.	Old Route 220 South 110 Dunnings Highway P.O. Box 110 East Freedom, PA 16637	Blair

Branch No. 0628
Insurance Auto Auctions Corp.	8459 Brewerton Road Cicero, NY 13039	Onondaga

Branch No. 0629
Insurance Auto Auctions Corp.	21 Hamilton Road Garland, PA 16416	Warren

Branch No. 0650
Auto Disposal Systems, Inc.	Yankee Officeplex 8163 Old Yankee Road Dayton, OH 45458	Montgomery

Branch No. 0651
Auto Disposal Systems, Inc.	123 Four Wheel Drive Ashland, KY 41102	Boyd, Greenup

Branch No. 0652
Auto Disposal Systems Inc.	200 Auction Lane Buckhannon, WV 26201	Upshur

Branch No. 0653
Auto Disposal Systems Inc.	10100, 10160, 10070 Windisch Road Westchester, OH 45069	Butler

Branch No. 0654
Auto Disposal Systems Inc.	27200 Royalton Lane Columbia Station, OH 44028	Lorain

Branch No. 0655
Auto Disposal Systems Inc.	420 Stimmel Road Columbus, OH 43223	Franklin

Branch No. 0656
Auto Disposal Systems Inc.	400 Cherokee Drive Dayton, OH 45427	Montgomery

Branch No. 0657
Auto Disposal Systems Inc.	2580 St Johns Road Lima, OH 45804	Allen

Branch No. 0710
Insurance Auto Auctions Corp.	125 Old Highway 138, Loganville, GA 30052	Newton

Branch No. 0711
Insurance Auto Auctions Corp.	10390 Sadisco Drive, Ashland, VA 23005	Hanover

Branch No. 0712
Insurance Auto Auctions Corp.	14492 U.S. 1 North, Jacksonville, FL 32219	Duval

Branch No. 0713
Insurance Auto Auctions Corp.[1]	1208 17th Street, Palmetto, FL 34221	Manatee

Branch No. 0714
Insurance Auto Auctions Corp.	AT&O Property, Charlotte, NC	Mecklenburg
Insurance Auto Auctions Corp.	Starita Road, Charlotte, NC 28206	Mecklenburg
Insurance Auto Auctions Corp.	1710 Starita Road, Charlotte, NC 28206	Mecklenburg
Insurance Auto Auctions Corp.	4015 Joe Street, Charlotte, NC 28206	Mecklenburg
Insurance Auto Auctions Corp.	Tyler Street/Harvey Street, Charlotte, NC 28206	Mecklenburg

Branch No. 0715
Insurance Auto Auctions Corp.	171 Carden Road, Graham, NC 27253	Alamance
Insurance Auto Auctions Corp.	2084 State Highway 87, Graham, NC 27253	Alamance

Branch No. 0717
IAA Acquisition Corp.	100 Furman Hall Road, Greenville, SC 29609	Greenville

Branch No. 0718
IAA Acquisition Corp.	10941 Dorchester Rd., Summerville, SC 29485	Dorchester

Branch No. 0719
Insurance Auto Auctions Corp.	3031 Hawkins Point Road Baltimore, MD 21226	Anne Rundel
Insurance Auto Auctions Corp.	3131 Hawkins Point Road Baltimore, MD 21226	Baltimore

[1]	This location is for a lease whereby JH Acquisition Corp. is the lessee and Insurance Auto Auctions, Inc. is the guarantor

Branch No. 0720
IAA Acquisition Corp.	430 Tannenbaum Road Ravenel, SC 29470	Dorchester

Branch No. 0721
Insurance Auto Auctions Corp.[2]	14149 Brandywine Road, Brandywine, MD 20613	Prince George’s
Insurance Auto Auctions Corp.	Airforce Road, Brandywine, MD 20613	Prince George’s

Branch No. 0722
Insurance Auto Auctions Corp.[3]	7131 Virginia Manor Court, Laurel, MD 20707	Prince George’s

Branch No. 0723
Insurance Auto Auctions Corp.[4]	15 Leeway Drive, Fredericksburg, VA 22406	Stafford
Insurance Auto Auctions Corp.	11 McWhirt Loop, Fredericksburg, VA 22406	Stafford

Branch No. 0724
Insurance Auto Auctions Corp.	1250 E Main Street Pulaski, VA 24301	Pulaski

Branch No. 0725
Insurance Auto Auctions Corp.	1807 George Washington Memorial Highway (US Route 17), Tabb VA 23693	York

Branch No. 0727
Insurance Auto Auctions Corp.	Highway 150, Bessemer, AL 35022	Jefferson

Branch No. 0729
Insurance Auto Auctions Corp.	16326 Ennis Road Athens, AL 35613	Limestone

Branch No. 0731
Insurance Auto Auctions Corp.	15994 U.S. Highway 431, Headland, AL 36345	Headland Henry

Branch No. 0732
Insurance Auto Auctions Corp.	141 W. 7th Street, Orlando, FL 32824	Orange
Insurance Auto Auctions Corp.	202 W. 7th Street, Orlando, FL 32824	Orange

[2]	This location is for a lease whereby ABD Auction Systems, Inc. is the lessee and Insurance Auto Auctions Corp. is the guarantor.
[3]	This location is for a lease whereby ACS Auctions is the lessee and Insurance Auto Auctions, Inc. is the guarantor.
[4]	This location is for a lease whereby ABD Auctions Systems, Inc. is the lessee and Insurance Auto Auctions Corp. is the guarantor.

Insurance Auto Auctions Corp.	Farm 79, Block H, Prosper Colony, Taft Vineland Road, Orlando, FL 32824	Orange
Insurance Auto Auctions Corp.	151 Taft-Vineland Road, Orlando, FL 32824	Orange
Insurance Auto Auctions Corp.	103 and 105 W. 7th Street, Orlando, FL 32824	Orange

Branch No. 0733
Insurance Auto Auctions Corp.	415 Madeline Trask Drive, Castle Hayne, NC 28429	New Hanover

Branch No. 0736
Insurance Auto Auctions Corp.	6861 SW 196 Avenue #402 Pembroke Pines, FL 33332	Broward
Insurance Auto Auctions Corp.	5901 SW 205 Avenue Pembroke Pines, FL 33332	Broward

Schedule 6

INTELLECTUAL PROPERTY1

I.	Copyrights and Copyright Licenses: Response set forth below:

Jurisdiction	Title	Registration No.	Registration Date	Record Owner	Status/ Comments
[*]	[*]	[*]	[*]	[*]	[*]

II.	Patents and Patent Licenses:

None.

III.	Trademarks and Trademark Licenses: Response set forth below:

Jurisdiction	Trademark	Registration No. (App. No.)	Reg. Date (App. Date)	Record Owner	Status/ Comments
Canada	ADESA	TMA434,316	October 7, 1994	ADESA Properties Canada, Inc.	Registered
Canada	DESIGN ONLY	TMA601,386	February 4, 2004	ADESA Properties Canada, Inc.	Registered
Canada	ISAIAH 40:31 and Design	TMA492,524	April 7, 1998	ADESA Properties Canada, Inc.	Registered
Mexico	ADESA	779545	February 24, 2003	ADESA, Inc.	Registered
Mexico	ADESA and Design	764584	October 21, 2002	ADESA, Inc.	Registered
Mexico	DESIGN ONLY	764583	October 21, 2002	ADESA, Inc.	Registered
Mexico	PAR and Design	810808	October 24, 2003	ADESA, Inc..	Registered
United States	A and Design	3,070,822	March 21, 2006	ADESA, Inc.	Registered
United States	ADESA	1,783,137	July 20, 1993	ADESA, Inc.	Registered

[1]	Interest in foreign Intellectual Property will not be perfected by filing US Intellectual Property Security Agreements.

Jurisdiction	Trademark	Registration No. (App. No.)	Reg. Date (App. Date)	Record Owner	Status/ Comments
United States	ADESA “FLORIDA CARS” AUCTION GROUP ADESA CLEARWATER ADESA JACKSONVILLE ADESA OCALA ADESA ORLANDO ADESA TAMPA WWW.ADESA.COM and Design	2,766,567	September 23, 2003	ADESA, Inc.	Registered
United States	ADESA and Design	2,504,409	November 6, 2001	ADESA, Inc.	Registered
United States	ADESA INC. A and Design	3,138,256	September 5, 2006	ADESA, Inc.	Registered
United States	ADESA INC. and Design	3,144,560	September 19, 2006	ADESA, Inc.	Registered
United States	ADESA MARKET GUIDE	2,804,621	January 13, 2004	ADESA, Inc.	Registered
United States	ADESA RUN LIST	2,930,226	March 8, 2005	ADESA, Inc.	Registered
United States	AUTOLOT	2,462,333	June 19, 2001	ADESA, Inc.	Registered
United States	AUTOVIN	(77-126,546)	(March 9, 2007)	ADESA, Inc.	Pending
United States	DE@LERBLOCK	2,509,994	November 20, 2001	ADESA, Inc.	Registered
United States	DESIGN ONLY	2,504,410	November 6, 2001	ADESA, Inc.	Registered
United States	DOPPLER DISPATCH	2,554,587	April 2, 2002	ADESA, Inc.	Registered
United States	DRIVEN BY VALUES	3,057,695	February 7, 2006	ADESA, Inc.	Registered
United States	LEASECHECK	(77-126,624)	(March 9, 2007)	ADESA, Inc.	Pending
United States	LOTCHECK	(77-126,696)	(March 9, 2007)	ADESA, Inc.	Pending
United States	PAR	2,151,277	April 14, 1998	ADESA, Inc.	Registered
United States	PAR NORTH AMERICA VEHICLE TRANSITION SERVICES and Design	2,630,448	October 8, 2002	ADESA, Inc.	Registered
United States	PARTNERS IN SUCCESS	(77-026,738)	(October 23, 2006)	ADESA, Inc.	Pending
United States	PULSE	2,663,020	December 17, 2002	ADESA, Inc.	Registered

Jurisdiction	Trademark	Registration No. (App. No.)	Reg. Date (App. Date)	Record Owner	Status/ Comments
United States	SITECHECK	(77-127,917)	(March 11, 2007)	ADESA, Inc.	Pending
Wisconsin	CASCADE MOTORS	Registration Nos. not issued by Wisconsin Secretary of State	July 7, 2004	ADESA Wisconsin, LLC	Registered
Intl Register	IAA	889469	March 29, 2006	Insurance Auto Auctions, Inc.	Registered
Intl Register	IAA and design	910468	June 13, 2006	Insurance Auto Auctions, Inc.	Registered
Intl Register	INSURANCE AUTO AUCTIONS	885284	March 29, 2006	Insurance Auto Auctions, Inc.	Registered
Intl Register	RUN & DRIVE	885285	March 29, 2006	Insurance Auto Auctions, Inc.	Registered
United States	INSURANCE AUTO AUCTIONS	3,026,577	December 13, 2005	Insurance Auto Auctions, Inc	Registered; unreleased security interest from Insurance Auto Auctions, Inc. to Bear Stearns Corporate Lending Inc. recorded at reel 3092 and frame 0553.
United States	AUCTION PASSPORT	(77-140,108)	(March 26, 2007)	Insurance Auto Auctions, Inc.	Pending
United States	BIDFAST	1,782,221	July 13, 1993	Insurance Auto Auctions, Inc.	Registered; unreleased security interest from Insurance Auto Auctions, Inc. to Bear Stearns Corporate Lending Inc. recorded at reel 3092 and frame 0553.
United States	DATALINK	2,382,030	September 5, 2000	Insurance Auto Auctions, Inc.	Registered; unreleased security interest from Insurance Auto Auctions, Inc. to Bear Stearns Corporate Lending Inc. recorded at reel 3092 and frame 0553.
United States	FASTTOW	1,783,610	July 20, 1993	Insurance Auto Auctions, Inc.	Registered; unreleased security interest from Insurance Auto Auctions, Inc. to Bear Stearns Corporate Lending Inc. recorded at reel 3092 and frame 0553.

Jurisdiction	Trademark	Registration No. (App. No.)	Reg. Date (App. Date)	Record Owner	Status/ Comments
United States	FASTTRACK	1,788,966	August 17, 1993	Insurance Auto Auctions, Inc.	Registered; unreleased security interest from Insurance Auto Auctions, Inc. to Bear Stearns Corporate Lending Inc. recorded at reel 3092 and frame 0553.
United States	IAA	1,899,150	June 13, 1995	Insurance Auto Auctions, Inc.	Registered; unreleased security interest from Insurance Auto Auctions, Inc. to Bear Stearns Corporate Lending Inc. recorded at reel 3092 and frame 0553.
United States	IAA	1,900,846	June 20, 1995	Insurance Auto Auctions, Inc.	Registered; unreleased security interest from Insurance Auto Auctions, Inc. to Bear Stearns Corporate Lending Inc. recorded at reel 3092 and frame 0553.
United States	INSURANCE AUTO AUCTIONS	1,839,138	June 7, 1994	Insurance Auto Auctions, Inc.	Registered; unreleased security interest from Insurance Auto Auctions, Inc. to Bear Stearns Corporate Lending Inc. recorded at reel 3092 and frame 0553.
United States	RUN & DRIVE	2,387,323	September 19, 2000	Insurance Auto Auctions, Inc.	Registered; unreleased security interest from Insurance Auto Auctions, Inc. to Bear Stearns Corporate Lending Inc. recorded at reel 3092 and frame 0553.
United States	SUREPAY	1,794,418	September 21, 1993	Insurance Auto Auctions, Inc.	Registered; unreleased security interest from Insurance Auto Auctions, Inc. to Bear Stearns Corporate Lending Inc. recorded at reel 3092 and frame 0553.
United States	VIC/SMARTLOSS	1,980,959	June 18, 1996	Insurance Auto Auctions, Inc.	Registered; unreleased security interest from Insurance Auto Auctions, Inc. to Bear Stearns Corporate Lending Inc. recorded at reel 3092 and frame 0553.
[*]	[*]	[*]	[*]	[*]	[*]

DISCLOSED DOMAIN NAMES

Domain	Record Owner	Expiration Date
[*]	[*]	[*]

UNDISCLOSED DOMAIN NAMES

Domain	Record Owner	Expiration Date
[*]	[*]	[*]

In addition to the list set forth above, below is a list of the Domain Names used by the Borrower and any Grantor.

[*]

IV.	Trade Secret Licenses

[*]

Schedule 7

COMMERCIAL TORT CLAIMS

NONE.

Annex I

to

Guarantee and Collateral Agreement

ASSUMPTION AGREEMENT, dated as of [                     , 200     ], made by [                                         ], a [                    ] corporation (the “Additional Grantor”), in favor of Bear Stearns Corporate Lending Inc., as administrative agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions (the “Lenders”) parties to the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.

RECITALS

A. KAR HOLDINGS, INC., KAR HOLDINGS II, LLC, the Lenders, other agents party thereto and the Administrative Agent have entered into that certain Credit Agreement, dated as of April 20, 2007 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);

B. In connection with the Credit Agreement, KAR HOLDINGS, INC., KAR HOLDINGS II, LLC, and certain of their Affiliates (other than the Additional Grantor) have entered into that certain Guarantee and Collateral Agreement, dated as of April 20, 2007 (as amended, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”) in favor of the Administrative Agent for the benefit of the Secured Parties;

C. The Credit Agreement requires the Additional Grantor to become a party to the Guarantee and Collateral Agreement; and

D. The Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement.

NOW, THEREFORE, IT IS AGREED:

1. Guarantee and Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 8.14 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly guarantees the Borrower Obligations (as defined in the Guarantee and Collateral Agreement) as set forth in Section 2 thereof, grants the Administrative Agent, for the benefit of the Secured Parties, a security interest in its property as set forth in Section 3 thereof, and assumes all other obligations and liabilities of a Grantor set forth therein. The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedules [                    ]* to the Guarantee and Collateral Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Guarantee and Collateral Agreement, as they relate to such Additional Grantor, is true and correct in all material respects on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

*	Refer to each Schedule which needs to be supplemented.

2. GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. THE PROVISIONS OF SECTIONS 8.1, 8.3, 8.4, 8.5, 8.7, 8.8, 8.9, 8.10, 8.12, 8.13 AND 8.16 OF THE GUARANTEE AND COLLATERAL AGREEMENT SHALL APPLY WITH LIKE EFFECT TO THIS ASSUMPTION AGREEMENT, AS FULLY AS IF SET FORTH AT LENGTH HEREIN.

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:
Name:
Title:

Annex II

to

Guarantee and Collateral Agreement

ACKNOWLEDGEMENT AND CONSENT

The undersigned hereby acknowledges receipt of a copy of the Guarantee and Collateral Agreement dated as of [                     , 20     ] (the “Agreement”), made by the Grantors parties thereto for the benefit of Bear Stearns Corporate Lending Inc., as Administrative Agent. The undersigned agrees for the benefit of the Secured Parties as follows:

1. The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

2. The undersigned will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.8(a) of the Agreement.

3. The terms of Sections 6.3(a) and 6.7 of the Agreement shall apply to it with respect to all actions that may be required of it pursuant to Section 6.3(a) or 6.7 of the Agreement.

[NAME OF ISSUER]

By

Title

Address for Notices:

Fax:

Annex III

to

Guarantee and Collateral Agreement

FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT

[See Exhibit 10.4 of KAR Holdings’ Registration Statement on Form S-4 filed on January 25, 2008 for a copy of the executed Intellectual Property Security Agreement.]